Exhibit 10.39

CONFORMED COPY

Form of

PURCHASE AND SALE AGREEMENT

Dated as of November 30, 2001,

as amended by

Amendment No. 1, dated August 29, 2003
Amendment No. 2, dated September 5, 2006
Amendment No. 3, dated August 26, 2010
Amendment No. 4, dated October 1, 2013

between

UGI ENERGY SERVICES, LLC

and

ENERGY SERVICES FUNDING CORPORATION

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of November 30, 2001, is entered into between UGI ENERGY SERVICES, LLC (the “Originator”), a Pennsylvania limited liability company, and ENERGY SERVICES FUNDING CORPORATION, a Delaware corporation (the “Company”).
DEFINITIONS
Unless otherwise indicated herein, capitalized terms used in this Agreement are defined in Exhibit I to the Receivables Purchase Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”) among the Company, as the Seller; UGI Energy Services, LLC (individually, “UGI”), as the initial Servicer; Market Street Funding Corporation; and PNC Bank, National Association, as the Administrator. All references herein to months are to calendar months unless otherwise expressly indicated.
BACKGROUND:
1.The Company is a special purpose corporation, the issued and outstanding shares of which are owned by the Originator;
2.    The Originator generates Receivables in the ordinary course of its business;
3.    The Originator, in order to finance its business, wishes to sell or contribute, as the case may be, Receivables to the Company, and the Company is willing to purchase or accept Receivables, as the case may be, from the Originator, on the terms and subject to the conditions set forth herein; and
4.    The Originator and the Company intend this transaction to be an absolute and irrevocable true sale and conveyance of Receivables by the Originator to the Company, providing the Company with the full benefits of ownership of the Receivables, and the Originator and the Company do not intend the transactions hereunder to be characterized as a loan from the Company to the Originator.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:
ARTICLE I
AGREEMENT TO PURCHASE AND SELL
SECTION 1.1    Agreement To Purchase and Sell. On the terms and subject to the conditions set forth in this Agreement, the Originator, severally and for itself, agrees to sell to the Company, and the Company agrees to purchase from the Originator, from time to time on or after the Closing Date, but before the Purchase and Sale Termination Date, all of the Originator’s right, title and interest in and to:

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(a)    each Receivable of the Originator that existed and was owing to the Originator at the closing of the Originator’s business on December 3, 2001 (the “Cut-off Date”) other than Receivables contributed pursuant to Section 3.1 (the “Contributed Receivables”);
(b)    each Receivable generated by the Originator from and including the Cut-off Date to and including the Purchase and Sale Termination Date (other than any Receivable later contributed pursuant to the second sentence of Section 3.1);
(c)    all rights to, but not the obligations of the Originator under, all Related Security;
(d)    all monies due or to become due to the Originator with respect to any of the foregoing;
(e)    all books and records of the Originator related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest of the Originator in each lock-box and related lock-box address and account to which Collections are sent, all amounts on deposit therein, all certificates and instruments, if any, from time to time evidencing such accounts and amounts on deposit therein, and all related agreements between the Originator and each Lock-Box Bank; and
(f)    all collections and other proceeds and products of any of the foregoing (as defined in the applicable UCC) that are or were received by the Originator on or after the Cut-off Date, including, without limitation, all funds which either are received by the Originator, the Company or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of Receivables, or are applied to such amounts owed by the Obligors (including, without limitation, any insurance payments that the Originator or the Servicer applies in the ordinary course of its business to amounts owed in respect of any Receivable, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors in respect of Receivables or any other parties directly or indirectly liable for payment of such Receivables).
All purchases and contributions hereunder are absolute and irrevocable and shall be made without recourse except as expressly provided in Sections 3.3, 3.4 and 9.1, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originator set forth in this Agreement and each other Transaction Document. No obligation or liability to any Obligor on any Receivable is intended to be, or shall be, assumed by the Company hereunder, and any such assumption is expressly disclaimed. The Company’s foregoing commitment to purchase Receivables and the proceeds and rights described in clauses (c) through (f) (collectively, the “Related Rights”) is herein called the “Purchase Facility.”
In connection with the transfer of ownership or the grant of the security interest in the Receivables and Related Rights, by signing this Agreement in the space provided, the Originator hereby authorizes the filing of all applicable UCC financing statements in all necessary jurisdictions.

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SECTION 1.2    Timing of Purchases.
(a)    Closing Date Purchases. The Originator’s entire right, title and interest in, to and under (i) each Receivable that existed and was owing to the Originator at the Cut-off Date (other than Contributed Receivables), (ii) all Receivables created by the Originator from and including the Cut-off Date, to and including the Closing Date (other than Contributed Receivables), and (iii) all Related Rights with respect thereto automatically shall be deemed to have been sold by the Originator to the Company on the Closing Date.
(b)    Subsequent Purchases. After the Closing Date, until the Purchase and Sale Termination Date, each Receivable and the Related Rights generated by the Originator shall be, and shall be deemed to have been, sold by the Originator to the Company immediately (and without further action) upon the creation of such Receivable.
SECTION 1.3    Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to make Purchase Price payments to the Originator in accordance with Article III and to reflect all contributions in accordance with Section 3.1.
SECTION 1.4    Purchase and Sale Termination Date. The “Purchase and Sale Termination Date” shall be the earlier to occur of (a) the date the Purchase Facility is terminated pursuant to Section 8.2 and (b) the Facility Termination Date.
SECTION 1.5    Intention of the Parties. It is the express intent of the parties hereto that the transfers of the Receivables, Contributed Receivables and Related Rights by the Originator to the Company, as contemplated by this Agreement, be treated as true, final, absolute and irrevocable sales or contributions, as applicable (without recourse except as expressly provided in Sections 3.3, 3.4 and 9.1), of all of the Originator’s legal and equitable right, title and interest in, to and under the Receivables or the Contributed Receivables, as applicable, and Related Rights. If, however, notwithstanding the intent of the parties, such transactions are deemed to be loans, the Originator hereby grants to the Company a first priority security interest in all of the Originator’s right, title and interest in and to: (i) the Receivables, Contributed Receivables and the Related Rights now existing and hereafter created by the Originator, (ii) all monies due or to become due and all amounts received with respect thereto, (iii) all books and records of the Originator related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest of the Originator in each lock-box and related lock-box address and account to which Collections are sent, all amounts on deposit therein, all certificates and instruments, if any, from time to time evidencing such accounts and amounts on deposit therein, and all related agreements between the Originator and each Lock-Box Bank, and (iv) all proceeds and products of any of the foregoing to secure all of the Originator’s obligations hereunder.
ARTICLE II
PURCHASE REPORT; CALCULATION OF PURCHASE PRICE

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SECTION 2.1    Purchase Report. On the Closing Date and on each Settlement Date, the Servicer shall deliver to the Company and the Originator a report in substantially the form of Exhibit A (each such report being herein called a “Purchase Report”) setting forth, among other things:
(a)    Receivables purchased by the Company from the Originator on the Closing Date (in the case of the Purchase Report to be delivered on the Closing Date);
(b)    Receivables purchased by the Company from the Originator during the period commencing on, and including, the Settlement Date immediately preceding such Settlement Date to (but not including) such Settlement Date (in the case of each subsequent Purchase Report); and
(c)    the calculations of reductions of the Purchase Price for any Receivables as provided in Section 3.3 (a) and (b).
SECTION 2.2    Calculation of Purchase Price. The “Purchase Price” to be paid to the Originator (or in the case of Contributed Receivables, the amount to be recognized as a capital contribution) for the Receivables that are hereunder purchased from or contributed by, as the case may be, the Originator shall be determined in accordance with the following formula:

PP	=	OB x FMVD
where:
PP	=	Purchase Price for each Receivable as calculated on the relevant Payment Date.
OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date.
FMVD	=
Fair Market Value Discount, as measured on such Payment Date, which is equal to the quotient (expressed as percentage) of (a) one divided by (b) the sum of (i) one, plus (ii) a fraction, the numerator of which is 6% and the denominator of which is 12.

“Payment Date” means (i) the Closing Date and (ii) each Business Day thereafter that the Originator is open for business.
“Prime Rate” means a per annum rate equal to the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal or if such information ceases to be published in The Wall Street Journal, such other publication as determined by the Administrator in its reasonable discretion.
ARTICLE III
PAYMENT OF PURCHASE PRICE
SECTION 3.1    Contribution of Receivables and Initial Purchase Price Payment. (a) On the Closing Date, UGI shall, and hereby does, irrevocably and absolutely contribute to the capital of the Company Receivables and Related Rights consisting of each Receivable of UGI

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that existed and was owing to UGI on the Closing Date beginning with the oldest of such Receivables and continuing chronologically thereafter such that the aggregate Outstanding Balance of all such Contributed Receivables shall be not less than $4,000,000. Notwithstanding anything in this Agreement to the contrary, UGI shall not be prevented from contributing Receivables to the Company from time to time. Contributions made in connection with the immediately preceding sentence (i) shall have no effect on the aggregate Purchase Price of any Receivables sold by UGI to the Company on the date of such contribution and (ii) shall not affect the aggregate outstanding balance of any Company Note.
(b)    On the terms and subject to the conditions set forth in this Agreement, the Company agrees to pay to the Originator the Purchase Price for the purchase to be made from the Originator on the Closing Date partially in cash (in an amount to be agreed between the Company and the Originator and set forth in the initial Purchase Report) and partially by issuing a promissory note in the form of Exhibit B to the Originator with an initial principal balance equal to the remaining Purchase Price (each such promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, each being herein called a “Company Note”).
SECTION 3.2    Subsequent Purchase Price Payments. On each Payment Date subsequent to the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Company shall pay to the Originator the Purchase Price for the Receivables generated by the Originator on such Payment Date and sold to the Company hereunder:
(a)    First, in cash to the extent the Company has cash available therefor; and
(b)    Second, to the extent any portion of the Purchase Price remains unpaid, the principal amount outstanding under the applicable Company Note shall be increased by an amount equal to such remaining Purchase Price.
The Servicer shall make all appropriate record keeping entries with respect to each of the Company Notes to reflect the foregoing payments and reductions made pursuant to Section 3.3, and in the absence of manifest error the Servicer’s books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, each of the Company Notes at any time. Furthermore, the Servicer shall hold the Company Notes for the benefit of the Originator. The Originator hereby irrevocably authorizes the Servicer to mark the Company Notes “CANCELED” and to return such Company Notes to the Company upon the final payment thereof after the occurrence of the Purchase and Sale Termination Date.
SECTION 3.3    Settlement as to Specific Receivables and Dilution.
(a)    If, on the day of purchase or contribution of any Receivable from the Originator hereunder, any of the representations or warranties set forth in Sections 5.4 and 5.12 are not true with respect to such Receivable or as a result of any action or inaction of the Originator, on any subsequent day, any of such representations or warranties set forth in Sections 5.4 and 5.12 are no longer true with respect to such Receivable, then the Purchase Price (or in the

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case of a Contributed Receivable, the capital contribution with respect to such Receivable (the “Contributed Value”)), with respect to such Receivable shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to the Originator as provided in clause (c) below; provided, that if the Company thereafter receives payment on account of Collections due with respect to such Receivable, the Company promptly shall deliver such funds to the Originator.
(b)    If, on any day, the Outstanding Balance of any Receivable (including any Contributed Receivable) purchased or contributed hereunder is reduced or adjusted as a result of any defective, rejected, returned goods or services, or any discount or other adjustment made by the Originator, the Company or the Servicer or any setoff or dispute between the Originator or the Servicer and an Obligor as indicated on the books of the Company (or, for periods prior to the Closing Date, the books of the Originator), then the Purchase Price or Contributed Value, as the case may be, with respect to such Receivable shall be reduced by the amount of such net reduction and shall be accounted to the Originator as provided in clause (c) below.
(c)    Any reduction in the Purchase Price or Contributed Value of any Receivable pursuant to clause (a) or (b) above shall be applied as a credit for the account of the Company against the Purchase Price of Receivables subsequently purchased by or contributed to the Company from the Originator hereunder; provided, however if there have been no purchases of Receivables from the Originator (or insufficiently large purchases of Receivables) to create a Purchase Price sufficient to so apply such credit: (i) shall be paid in cash to the Company by the Originator in the manner and for application as described in the following proviso, or (ii) shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Company Note payable to the Originator; against, the amount of such credit shall be paid in cash to the Company by the Originator in the manner and for application as described in the following proviso;
provided, further, that at any time (y) when a Termination Event or Unmatured Termination Event exists under the Receivables Purchase Agreement or (z) on or after the Purchase and Sale Termination Date, the amount of any such credit shall be paid by the Originator to the Company by deposit in immediately available funds into the relevant Lock-Box Account for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.
SECTION 3.4    Reconveyance of Receivables. In the event that the Originator has paid to the Company the full Outstanding Balance of any Receivable pursuant to Section 3.3, the Company shall reconvey such Receivable to the Originator, without representation or warranty, but free and clear of all liens, security interests, charges, and encumbrances created by the Company.
ARTICLE IV
CONDITIONS OF PURCHASES
SECTION 4.1    Conditions Precedent to Initial Purchase. The initial purchase hereunder is subject to the condition precedent that the Servicer (on the Company’s behalf) shall

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have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form and substance satisfactory to the Servicer (acting on the Company’s behalf):
(a)    An Originator Assignment Certificate in the form of Exhibit C from the Originator, duly completed, executed and delivered by the Originator;
(b)    A copy of the resolutions of the Board of Directors of the Originator approving the Transaction Documents to be delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of the Originator;
(c)    Good standing or validly subsisting certificates for the Originator issued as of a recent date acceptable to the Servicer by the Secretary of State of the jurisdiction of the Originator’s organization and each jurisdiction where the Originator is qualified to transact business;
(d)    A certificate of the Secretary or Assistant Secretary of the Originator certifying the names and true signatures of the officers authorized on such Person’s behalf to sign the Transaction Documents to be delivered by it (on which certificate the Servicer and the Company may conclusively rely until such time as the Servicer shall receive from such Person a revised certificate meeting the requirements of this clause (d));
(e)    Copies of the certificate or articles of incorporation or other organizational document of the Originator duly certified by the Secretary of State of the jurisdiction of the Originator’s organization as of a recent date, together with a copy of the by-laws of the Originator, each duly certified by the Secretary or an Assistant Secretary of the Originator;
(f)    Originals of the proper financing statements (Form UCC-1) that have been duly executed and name the Originator as the debtor/seller and the Company as the secured party/purchaser (and the Issuer, as assignee of the Company) of the Receivables generated by the Originator as may be necessary or, in the Servicer’s or the Administrator’s opinion, desirable under the UCC of all appropriate jurisdictions to perfect the Company’s ownership interest in all Receivables and such other rights, accounts, instruments and moneys (including, without limitation, Related Security) in which an ownership or security interest may be assigned to it hereunder;
(g)    A written search report from a Person satisfactory to the Servicer listing all effective financing statements that name the Originator as debtor or seller and that are filed in the jurisdictions in which filings were made pursuant to the foregoing clause (f), together with copies of such financing statements (none of which, except for those described in the foregoing clause (f), shall cover any Receivable or any Related Rights which are to be sold to the Company hereunder), and tax and judgment lien search reports from a Person satisfactory to the Servicer showing no evidence of such liens filed against the Originator;
(h)    A favorable opinion of Morgan, Lewis & Bockius LLP, counsel to the Originator, in form and substance satisfactory to the Servicer and the Administrator;

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(i)    [Intentionally Omitted.]
(j)    A certificate from an officer of the Originator to the effect that the Servicer and the Originator have placed on the most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on each subsequent, data processing report that the Originator generates which are of the type that a proposed purchaser or lender would use to evaluate the Receivables, the following legend (or the substantive equivalent thereof): “THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN CONTRIBUTED OR SOLD BY UGI ENERGY SERVICES, LLC TO ENERGY SERVICES FUNDING CORPORATION PURSUANT TO A PURCHASE AND SALE AGREEMENT, DATED AS OF NOVEMBER 30, 2001, AS MAY BE AMENDED FROM TIME TO TIME, BETWEEN UGI ENERGY SERVICES, LLC AND ENERGY SERVICES FUNDING CORPORATION, AS PURCHASER; AND AN UNDIVIDED, FRACTIONAL OWNERSHIP INTEREST IN THE RECEIVABLES DESCRIBED HEREIN HAS BEEN SOLD TO MARKET STREET FUNDING CORPORATION PURSUANT TO A RECEIVABLES PURCHASE AGREEMENT, DATED AS OF NOVEMBER 30, 2001 AS MAY BE AMENDED FROM TIME TO TIME, AMONG ENERGY SERVICES FUNDING CORPORATION, AS SELLER, UGI ENERGY SERVICES, LLC, AS SERVICER, MARKET STREET FUNDING CORPORATION, AND PNC BANK, NATIONAL ASSOCIATION, AS ADMINISTRATOR”; and
(k)    Such other approvals, opinions or documents as the Administrator or the Issuer may reasonably request.
SECTION 4.2    Certification as to Representations and Warranties. The Originator, by accepting the Purchase Price related to each purchase of Receivables generated by the Originator, shall be deemed to have certified that the representations and warranties contained in Article V are true and correct on and as of such day, with the same effect as though made on and as of such day.
SECTION 4.3    Additional Originators. Additional Persons may be added as Originators hereunder, with the consent of the Company and the Administrator, provided that the following conditions are satisfied on or before the date of such addition:
(a)    The Servicer shall have given the Administrator and the Company at least thirty days prior written notice of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Administrator may reasonably request;
(b)    such proposed additional Originator has executed and delivered to the Company and the Administrator an agreement substantially in the form attached hereto as Exhibit D (a “Joinder Agreement”);
(c)    such proposed additional Originator has delivered to the Company and the Administrator each of the documents with respect to the Originator described in Sections 4.1 and 4.2;

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(d)    the Administrator shall have received a written statement from each of Moody’s and Standard & Poor’s confirming that the addition of the Originator will not result in a downgrade or withdrawal of the current ratings of the Notes; and
(e)    the Purchase and Sale Termination Date shall not have occurred.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR
In order to induce the Company to enter into this Agreement and to make purchases hereunder, the Originator hereby makes, with respect to itself, the representations and warranties set forth in this Article V.
SECTION 5.1    Organization and Valid Subsistence. The Originator has been duly incorporated or formed and is validly existing or subsisting as a corporation, limited liability company or partnership, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, with corporate power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.
SECTION 5.2    Due Qualification. The Originator is located and is qualified to transact business as a foreign corporation, limited liability company or partnership, as applicable, in good standing in all jurisdictions in which (a) the ownership or lease of its property or the conduct of its business requires such licensing or qualification (except for the District of Columbia and the State of New York, in which jurisdictions the Originator shall be qualified within 90 days after the Closing Date) and (b) the failure to be so licensed or qualified would be reasonably likely to have a Material Adverse Effect.
SECTION 5.3    Power and Authority; Due Authorization. The Originator has (a) all necessary corporate power, authority and legal right (i) to execute and deliver, and perform its obligations under, each Transaction Document to which it is a party (including the use of the proceeds of the Purchase Price) and (ii) to generate, own, sell, contribute and assign Receivables on the terms and subject to the conditions herein and therein provided; and (b) duly authorized such execution and delivery and such sale, contribution and assignment and the performance of such obligations by all necessary corporate action.
SECTION 5.4    Valid Sale; Binding Obligations. Each sale or contribution, as the case may be, of Receivables made by the Originator pursuant to this Agreement is and shall constitute an irrevocable and absolute valid sale or contribution, as the case may be, transfer, and assignment of Receivables to the Company, enforceable against creditors of, and purchasers from, the Originator; and this Agreement constitutes, and each other Transaction Document to be signed by the Originator, when duly executed and delivered by the Originator, will constitute, a legal, valid, and binding obligation of the Originator, enforceable against the Originator in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and

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by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
SECTION 5.5    No Violation. The consummation by the Originator of the transactions contemplated by this Agreement and the other Transaction Documents to be signed by the Originator, and the fulfillment by the Originator of the terms hereof or thereof, will not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under (i) the Originator’s certificate or articles of incorporation or bylaws, limited partnership agreements, articles of organization or limited liability company agreements, as applicable or (ii) any indenture, loan agreement, mortgage, deed of trust, or other similar agreement or instrument to which it is a party or by which it is bound, (b) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust, or other similar agreement or instrument, other than the Transaction Documents, or (c) violate any law or any order, rule or regulation applicable to it of any court or of any state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or any of its properties.
SECTION 5.6    Proceedings. Except as set forth in Schedule 5.6, there is no action, suit, proceeding or investigation pending before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality (a) asserting the invalidity of any Transaction Document, (b) seeking to prevent the Originator from transferring any Receivable hereunder (or in the case such transfer does not constitute a sale or an absolute conveyance under any applicable law, from granting or maintaining the security interest in any Receivable) to the Company or the consummation of any of the transactions contemplated by any Transaction Document or (c) seeking any determination or ruling that is reasonably likely to have a Material Adverse Effect.
SECTION 5.7    Bulk Sales Acts. No transaction contemplated hereby requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.
SECTION 5.8    Government Approvals. Except for the filing of the UCC financing statements referred to in Article IV, all of which, at the time required in Article IV, shall have been duly made and shall be in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the Originator’s due execution, delivery and performance of any Transaction Document to which it is a party.
SECTION 5.9    Financial Condition.
(a)    Material Adverse Effect. Since September 30, 2001, no event has occurred that has had, or is reasonably likely to have, a Material Adverse Effect.
(b)    Solvent. On the date hereof, and on the date of each purchase hereunder (both before and after giving effect to such purchase), the Originator shall be Solvent.

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SECTION 5.10    Licenses, Contingent Liabilities, and Labor Controversies.
(a)    The Originator has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain would be reasonably likely to have a Material Adverse Effect.
(b)    There are no labor controversies pending against the Originator that have had (or are reasonably likely to have) a Material Adverse Effect.
SECTION 5.11    Margin Regulations. No use of any funds acquired by the Originator under this Agreement will conflict with or contravene any of Regulations, T, U and X promulgated by the Federal Reserve Board from time to time.
SECTION 5.12    Quality of Title.
(a)    Each Receivable of the Originator (together with the Related Rights with respect to such Receivable) which is to be sold to the Company hereunder is or shall be owned by the Originator, free and clear of any Adverse Claim, except as provided herein and in the Receivables Purchase Agreement. Whenever the Company makes a purchase or accepts a contribution hereunder, it shall have acquired and shall continue to have maintained a valid and perfected ownership interest (free and clear of any Adverse Claim) in all Receivables (except for those Receivables reconveyed to the Originator pursuant to Section 3.4) generated by the Originator and all Collections related thereto, and in the Originator’s entire right, title and interest in and to the Related Rights with respect thereto.
(b)    No effective financing statement or other instrument similar in effect covering any Receivable generated by the Originator or any Related Rights is on file in any recording office except such as may be filed in favor of the Company or the Originator, as the case may be, in accordance with this Agreement or in favor of the Issuer in accordance with the Receivables Purchase Agreement.
(c)    Unless otherwise identified to the Company on the date of the purchase or contribution hereunder, each Receivable purchased hereunder is on the date of purchase or contribution an Eligible Receivable.
SECTION 5.13    Accuracy of Information. All factual written information heretofore or contemporaneously furnished (and prepared) by the Originator to the Company or the Administrator for purposes of or in connection with any Transaction Document or any transaction contemplated hereby or thereby is, and all other such factual written information hereafter furnished (and prepared) by the Originator to the Company or the Administrator pursuant to or in connection with any Transaction Document will be, true and accurate in all material respects on the date as of which such information is dated or certified.
SECTION 5.14    Offices. The Originator’s principal place of business and chief executive office is located at the address set forth in Schedule 5.14A and the offices where the

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Originator keeps all its books, records and documents evidencing its Receivables, the related Contracts and all other agreements related to such Receivables are located at the addresses specified in Schedule 5.14B (or at such other locations, notified to the Servicer and the Administrator in accordance with Section 6.1(f)), in jurisdictions where all action required by Section 7.3 has been taken and completed. The Originator’s organization type, jurisdiction of organization and organizational identification number are set forth on Schedule 5.14A.
SECTION 5.15    Trade Names. The Originator does not use any trade name other than its actual limited liability company name and the trade names set forth in Schedule 5.15. From and after the date that fell five (5) years before the date hereof, except as set forth in Schedule 5.15, the Originator has not been known by any legal name other than its limited liability company name as of the date hereof, nor has the Originator been the subject of any merger or other corporate reorganization.
SECTION 5.16    Taxes. The Originator has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.
SECTION 5.17    Compliance with Applicable Laws. The Originator is in compliance with the requirements of all applicable laws, rules, regulations and orders of all Governmental Authorities, a breach of any of which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.
SECTION 5.18    Reliance on Separate Legal Identity. The Originator acknowledges that the Issuer and the Administrator are entering into the Receivables Purchase Agreement in reliance upon the Company’s identity as a legal entity separate from the Originator.
SECTION 5.19    Investment Company. The Originator is not an “investment company,” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940 as amended. In addition, the Originator is not a “holding company,” a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.
SECTION 5.20    Valid Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
ARTICLE VI
COVENANTS OF THE ORIGINATOR

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SECTION 6.1    Affirmative Covenants. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date on which all other amounts owed by the Originator under this Agreement or the Receivables Purchase Agreement to the Seller, the Issuer, the Administrator and any other Indemnified Party or Affected Person shall be paid in full, the Originator will, unless the Administrator and the Company shall otherwise consent in writing:
(a)    Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to the Receivables generated by it and the Contracts and other agreements related thereto except where the failure to so comply would not materially and adversely affect the collectibility of such Receivables or the rights of the Company hereunder.
(b)    Preservation of Corporate Existence. Except as otherwise permitted in Section 6.3(e), preserve and maintain its existence as a corporation, partnership or limited liability company, as applicable, and all rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would be reasonably likely to have a Material Adverse Effect.
(c)    Receivables Reviews. (i) From time to time during regular business hours as reasonably requested in advance by the Company or the Administrator (unless a Termination Event or an Unmatured Termination Event exists or there shall be a material variance in the performance of the Receivables), permit the Company or the Administrator, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in possession or under the control of the Originator relating to Receivables, including, without limitation, the related Contracts and purchase orders and other agreements related thereto, and (B) to visit the offices and properties of the Originator for the purpose of examining such materials described in clause (A) above and to discuss matters relating to Receivables originated by it or the performance hereunder with any of the officers or employees of the Originator having knowledge of such matters, and (ii) without limiting the foregoing clause (i) above, permit certified public accountants or other auditors acceptable to the Company and Administrator to conduct, at the Company’s expense, a review of the Originator’s books and records with respect to such Receivables, provided that the Company shall not pay for more than one audit per year unless a Termination Event has occurred and is continuing.
(d)    Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to re-create records evidencing Receivables it generates in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of such Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable).

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(e)    Performance and Compliance with Receivables and Contracts. Timely and fully perform and comply, in all material respects, with all provisions, covenants and other promises required to be observed by it under the Contracts and all other agreements related to the Receivables that it generates.
(f)    Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its records concerning or related to Receivables, at the address(es) referred to in Schedule 5.14 or, upon 15 days’ prior written notice to the Company and the Administrator, at such other locations in jurisdictions where all action required by Section 7.3 shall have been taken and completed.
(g)    Credit and Collection Policies. Comply in all material respects with its Credit and Collection Policy in connection with the Receivables that it generates and all Contracts and other agreements related thereto.
(h)    Post Office Boxes. Within 30 days of the Closing Date, the only post office boxes into which Obligors will have been directed to send payments are post office boxes in the name of the relevant Lock-Box Banks.
(i)    Transaction Documents. Comply in all material respects with the Transaction Documents to which it is a party.
(j)    Change Affecting UCC. At least 30 days before any change in the Originator’s name or any other change requiring the amendment of UCC financing statements, provide to the Company and the Servicer notice setting forth such changes and the effective date thereof and, prior to the effectiveness of such change, take all steps necessary to amend such financing statements to reflect such change.
SECTION 6.2    Reporting Requirements. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date on which all other amounts owed by the Originator under this Agreement or the Receivables Purchase Agreement to the Seller, the Issuer, the Administrator and any other Indemnified Party or Affected Person shall be paid in full, the Originator will, unless the Servicer (on behalf of the Company) shall otherwise consent in writing, furnish to the Company and the Administrator:
(a)    Purchase and Sale Termination Events. As soon as possible after the Originator has knowledge of the occurrence of, and in any event within three Business Days after the Originator has knowledge of the occurrence of each Purchase and Sale Termination Event or each Unmatured Purchase and Sale Termination Event in respect of the Originator, the statement of the chief financial officer or chief accounting officer of the Originator describing such Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event and the action that the Originator proposes to take with respect thereto, in each case in reasonable detail;

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(b)    Proceedings. As soon as possible and in any event within three Business Days after the Originator otherwise has knowledge thereof, written notice of (i) material litigation, investigation or proceeding of the type described in Section 5.6 not previously disclosed to the Company and (ii) all materially adverse developments that have occurred with respect to any previously disclosed litigation, proceedings and investigations; and
(c)    Other. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the conditions or operations, financial or otherwise, of the Originator as the Company, the Issuer or the Administrator may from time to time reasonably request in order to protect the interests of the Company, the Issuer or the Administrator under or as contemplated by the Transaction Documents.
SECTION 6.3    Negative Covenants. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date on which all other amounts owed by the Originator under this Agreement or the Receivables Purchase Agreement to the Seller, the Issuer, the Administrator and any other Indemnified Party or Affected Person shall be paid in full, the Originator agrees that, unless the Servicer (on behalf of the Company) and the Administrator shall otherwise consent in writing, it shall not:
(a)    Sales, Liens, Etc. Except as otherwise provided herein or in any other Transaction Document, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Receivable or related Contract or Related Security, or any interest therein, or any Collections thereon, or assign any right to receive income in respect thereof.
(b)    Extension or Amendment of Receivables. Except as otherwise permitted in Section 4.2(a) of the Receivables Purchase Agreement, extend, amend or otherwise modify the terms of any Receivable in any material respect generated by it, or amend, modify or waive, in any material respect, any Contract related thereto (which term or condition relates to payments under, or the enforcement of, such Contract).
(c)    Change in Business or Credit and Collection Policy. Make any change in the character of its business or materially alter its Credit and Collection Policy (other than a change to the insurance provisions of any such policy), which change or alteration would, in either case, materially adversely change the credit standing required of particular Obligors or potential Obligors or impair the collectibility of a material portion of Receivables generated by it.
(d)    Receivables Not to be Evidenced by Promissory Notes or Chattel Paper. Take any action to cause or permit any Receivable generated by it to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC).
(e)    Mergers, Acquisitions, Sales, etc. (i) Be a party to any merger or consolidation, except a merger or consolidation where the Originator is the surviving entity, or (ii) directly or indirectly sell, transfer, assign, convey or lease (A) whether in one or a series of

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transactions, all or substantially all of its assets or (B) any Receivables or any interest therein (other than pursuant to this Agreement).
(f)    Lock-Box Banks. Make any changes in its instructions to Obligors regarding Collections or add or terminate any bank as a Lock-Box Bank unless the requirements of paragraph 2(g) of Exhibit IV to the Receivables Purchase Agreement have been met.
(g)    Accounting for Purchases. Account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as sales or contributions to capital of the Receivables and Related Rights by the Originator to the Company.
(h)    Transaction Documents. Enter into, execute, deliver or otherwise become bound by any agreement, instrument, document or other arrangement that restricts the right of the Originator to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Document; provided, however, that the Originator may enter into the Credit Agreement as in effect as of August 26, 2010 (without giving effect to any future amendments, amendments and restatements, supplements or other modifications thereto).
SECTION 6.4    Substantive Consolidation. The Originator hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Company’s identity as a legal entity separate from the Originator and its Affiliates. Therefore, from and after the date hereof, the Originator shall take all reasonable steps necessary to make it apparent to third Persons that the Company is an entity with assets and liabilities distinct from those of the Originator and any other Person, and is not a division of the Originator, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, the Originator shall take such actions as shall be required in order that:
(a)    except as provided for in Section 10.6, the Originator shall not be involved in the day to day management of the Company;
(b)    the Originator shall maintain separate corporate records and books of account from the Company and otherwise will observe corporate formalities and have a separate area from the Company for its business;
(c)    the financial statements and books and records of the Originator shall be prepared after the date of creation of the Company to reflect and shall reflect the separate existence of the Company; provided, that the Company’s assets and liabilities may be included in a consolidated financial statement issued by an Affiliate of the Company; provided, however, all financial statements of UGI or any Affiliate thereof that are consolidated to include the Company will contain detailed notes clearly stating that (i) a special purpose corporation exists as a Subsidiary of UGI, (ii) the Originator has sold receivables and other related assets to such special purpose Subsidiary that, in turn, has sold undivided interests therein to certain financial

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institutions and other entities and (iii) that the special purpose Subsidiary’s assets are not available to satisfy the obligations of UGI or any Affiliate;
(d)    except as permitted by the Receivables Purchase Agreement or this Agreement, (i) the Originator shall maintain its assets separately from the assets of the Company, and (ii) the Company’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of the Originator;
(e)    all of the Company’s business correspondence and other communications shall be conducted in the Company’s own name and on its own stationery;
(f)    the Originator shall not act as an agent for the Company, other than UGI in its capacity as the Servicer, and in connection therewith, shall present itself to the public as an agent for the Company and a legal entity separate from the Company;
(g)    the Originator shall not conduct any of the business of the Company in its own name;
(h)    except as provided in Section 10.6, the Originator shall not pay any liabilities of the Company out of its own funds or assets;
(i)    the Originator shall maintain an arm’s-length relationship with the Company;
(j)    the Originator shall not assume or guarantee or become obligated for the debts of the Company or hold out its credit as being available to satisfy the obligations of the Company;
(k)    the Originator shall not acquire obligations of the Company;
(l)    the Originator shall allocate fairly and reasonably overhead or other expenses that are properly shared with the Company, including, without limitation, shared office space;
(m)    the Originator shall identify and hold itself out as a separate and distinct entity from the Company;
(n)    the Originator shall correct any known misunderstanding respecting its separate identity from the Company;
(o)    the Originator shall not enter into, or be a party to, any transaction with the Company, except in the ordinary course of its business and on terms which are intrinsically fair and not less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party; and
(p)    the Originator shall not pay the salaries of the Company’s employees, if any.

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The provisions of this Section 6.4 shall survive any termination of this Agreement for one year and one day after the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date on which all other amounts owed by the Originator under this Agreement or the Receivables Purchase Agreement to the Seller, the Issuer, the Administrator and any other Indemnified Party or Affected Person shall be paid in full.
ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS IN
RESPECT OF RECEIVABLES
SECTION 7.1    Rights of the Company. The Originator hereby authorizes the Company, the Servicer or their respective designees to take any and all steps in the Originator’s name necessary or desirable, in their respective determination, to collect on behalf of the Company all amounts due under any and all Receivables, including, without limitation, indorsing the name of the Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.
SECTION 7.2    Responsibilities of the Originator. Anything herein to the contrary notwithstanding:
(a)    Collection Procedures. Within 30 days of the Closing Date, the Originator agrees to direct its respective Obligors to make payments of Receivables directly to a post office box related to the relevant Lock-Box Account at a Lock-Box Bank. The Originator further agrees to transfer any Collections that it receives directly to the Servicer (for the Company’s account) within two (2) Business Days of receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Company.
(b)    The Originator shall perform its obligations hereunder, and the exercise by the Company or its designee of its rights hereunder shall not relieve the Originator from such obligations.
(c)    None of the Company, the Servicer or the Administrator shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Company, the Servicer, the Issuer or the Administrator be obligated to perform any of the obligations of the Originator thereunder.
(d)    The Originator hereby grants to the Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take, upon the occurrence and continuation of a Purchase and Sale Termination Event, in the name of the Originator and on behalf of the Company all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Originator or transmitted or received by the Company (whether or not from the Originator) in connection with any

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Receivable and to take all other steps necessary to comply with its obligations as Servicer set forth in Article IV of the Receivables Purchase Agreement.
SECTION 7.3    Further Action Evidencing Purchases. The Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Servicer may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by or contributed to the Company hereunder, or to enable the Company to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Servicer, the Originator will:
(a)    execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and
(b)    mark the master data processing records that evidence or list (i) such Receivables and (ii) related Contracts with the legend set forth in Section 4.1(j).
The Originator hereby authorizes the Company or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and Related Rights now existing or hereafter generated by the Originator. If the Originator fails to perform any of its agreements or obligations under this Agreement, the Company or its designee may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Company or its designee incurred in connection therewith shall be payable by the Originator as provided in Section 9.1.
SECTION 7.4    Application of Collections. Any payment by an Obligor in respect of any amount owed by it to the Originator shall, except as otherwise specified by such Obligor or required by applicable law and unless otherwise instructed by the Servicer (with the prior written consent of the Administrator) or the Administrator, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder (such application to be made starting with the oldest outstanding Receivable or Receivables) before being applied to any other indebtedness of such Obligor.
ARTICLE VIII
PURCHASE AND SALE TERMINATION EVENTS
SECTION 8.1    Purchase and Sale Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a “Purchase and Sale Termination Event”:
(a)    A Termination Event (as defined in the Receivables Purchase Agreement) shall have occurred and, in the case of a Termination Event (other than one described in paragraph (f) of Exhibit V of the Receivables Purchase Agreement), the Administrator, shall have declared the Facility Termination Date to have occurred; or

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(b)    The Originator shall fail to make any payment or deposit to be made by it hereunder when due and such failure shall remain unremedied for two (2) Business Days; or
(c)    Any representation or warranty made or deemed to be made (pursuant to Section 4.2) by the Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Documents, or any other written information or report delivered pursuant hereto or thereto shall prove to have been false or incorrect in any material respect when made or deemed made; provided, however, that if the violation of this paragraph (c) by the Originator may be cured without any potential or actual detriment to the Purchaser, the Administrator or any Program Support Provider, the Originator shall have 30 days from the earlier of (i) such Person’s knowledge of such failure and (ii) notice to such Person of such failure to cure any such violation, before a Purchase and Sale Termination Event shall occur so long as such Person is diligently attempting to effect such cure; or
(d)    The Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and such failure shall remain unremedied for 30 days after written notice thereof shall have been given by the Servicer to the Originator.
SECTION 8.2    Remedies.
(a)    Optional Termination. Upon the occurrence of a Purchase and Sale Termination Event, the Company (and not the Servicer) shall have the option, by notice to the Originator (with a copy to the Administrator), to declare the Purchase Facility as terminated.
(b)    Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to Section 8.2(a), the Company shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.
ARTICLE IX
INDEMNIFICATION
SECTION 9.1    Indemnities by the Originator. Without limiting any other rights which the Company may have hereunder or under applicable law, the Originator hereby agrees to indemnify the Company and each of its officers, directors, employees and agents (each of the foregoing Persons being individually called a “Purchase and Sale Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Purchase and Sale Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of the failure of the Originator to perform its obligations under this Agreement or any other Transaction Document, or arising out of the claims asserted against a Purchase and Sale Indemnified Party relating to the transactions contemplated herein or therein or the use of proceeds thereof or therefrom, excluding, however, (i) Purchase and Sale Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Purchase and Sale Indemnified Party, (ii) recourse with

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respect to any Receivable to the extent that such Receivable is uncollectible on account of insolvency, bankruptcy or lack of creditworthiness of the related Obligor (except as otherwise specifically provided under this Agreement) and (iii) any tax based upon or measured by net income property, or gross receipts. Without limiting the foregoing, the Originator shall indemnify each Purchase and Sale Indemnified Party for Purchase and Sale Indemnified Amounts relating to or resulting from:
(a)    the transfer by the Originator of an interest in any Receivable to any Person other than the Company;
(b)    the breach of any representation or warranty made by the Originator (or any of its officers) under or in connection with this Agreement or any other Transaction Document, or any written information or report delivered by the Originator pursuant hereto or thereto, which shall have been false or incorrect in any respect when made or deemed made;
(c)    the failure by the Originator to comply with any applicable law, rule or regulation with respect to any Receivable generated by the Originator or the related Contract, or the nonconformity of any Receivable generated by the Originator or the related Contract with any such applicable law, rule or regulation;
(d)    the failure to vest and maintain vested in the Company an ownership interest in the Receivables generated by the Originator free and clear of any Adverse Claim, other than an Adverse Claim arising solely as a result of an act of the Company, the Issuer or the Administrator whether existing at the time of the purchase or contribution of such Receivables or at any time thereafter;
(e)    the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables or purported Receivables generated by the Originator, whether at the time of any purchase or contribution or at any subsequent time;
(f)    any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable or purported Receivable generated by the Originator (including, without limitation, a defense based on such Receivable’s or the related Contract’s not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the services related to any such Receivable or the furnishing of or failure to furnish such services;
(g)    any product liability claim arising out of or in connection with services that are the subject of any Receivable generated by the Originator; and
(h)    any tax or governmental fee or charge (other than any tax excluded pursuant to clause (iii) in the proviso to the preceding sentence), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the

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purchase or ownership of the Receivables generated by the Originator or any Related Security connected with any such Receivables.
If for any reason the indemnification provided above in this Section 9.1 is unavailable to a Purchase and Sale Indemnified Party or is insufficient to hold such Purchase and Sale Indemnified Party harmless, then the Originator, severally and for itself, shall contribute to the amount paid or payable by such Purchase and Sale Indemnified Party to the maximum extent permitted under applicable law.
ARTICLE X
MISCELLANEOUS
SECTION 10.1    Amendments, etc.
(a)    The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Company and the Originator (with the prior written consent of the Administrator).
(b)    No failure or delay on the part of the Company, the Servicer, the Originator or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company, the Servicer or the Originator in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Company or the Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
(c)    The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.
SECTION 10.2    Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, via nationally recognized courier, or by facsimile, to the intended party at the mailing address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if personally delivered, when received, (ii) if sent by certified mail three (3) Business Days after having been deposited in the mail, postage prepaid, (iii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means (and shall be followed by a hard copy sent by first class mail), and (iv) if by nationally recognized overnight courier, the next Business Day.

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SECTION 10.3    No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, the Originator hereby authorizes the Company, at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of the Originator to the Company arising in connection with the Transaction Documents (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but are accruing in respect of the then current Settlement Period, any and all indebtedness at any time owing by the Company to or for the credit or the account of the Originator.
SECTION 10.4    Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Company and the Originator and their respective successors and permitted assigns. The Originator may not assign any of its rights hereunder or any interest herein without the prior written consent of the Company, except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree in writing. The rights and remedies with respect to any breach of any representation and warranty made by the Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.
SECTION 10.5    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 10.6    Costs, Expenses and Taxes. In addition to the obligations of the Originator under Article IX, the Originator, agrees to pay on demand:
(a)    to the Company (and any successor and permitted assigns thereof) all reasonable costs and expenses incurred by such Person in connection with the enforcement of this Agreement and the other Transaction Documents; and
(b)    all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.
SECTION 10.7    SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE OF NEW YORK OR THE FEDERAL COURT OF THE UNITED STATES FOR SOUTHERN DISTRICT OF NEW YORK, NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (c) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE

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DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (d) IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 10.2; AND (e) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE COMPANY’S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST THE ORIGINATOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.
SECTION 10.8    WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT (a) ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND (b) ANY PARTY HERETO (OR ANY ASSIGNEE OR THIRD PARTY BENEFICIARY OF THIS AGREEMENT) MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.
SECTION 10.9    Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be. The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.
SECTION 10.10    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.
SECTION 10.11    Acknowledgment and Agreement. By execution below, the Originator expressly acknowledges and agrees that all of the Company’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be assigned by the Company pursuant to the Receivables Purchase Agreement, and the Originator consents to such assignment. Each of the parties hereto acknowledges and agrees that the Administrator, and the Issuer are third party beneficiaries of the rights of the Company arising hereunder and under the other Transaction Documents to which the Originator is a party.

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SECTION 10.12    No Proceeding. The Originator hereby agrees that it will not institute against, or cause to be instituted against, the Issuer, or join any other Person in instituting against the Issuer, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Proceeding) so long as any Notes shall be outstanding or there shall have elapsed less than one year plus two days since the last day on which any such Notes shall have been outstanding.
SECTION 10.13    Limited Recourse. Except as explicitly set forth herein, the obligations of the Company and the Originator under this Agreement or any other Transaction Documents to which each is a party are solely the obligations of the Company and each Originator. No recourse under any Transaction Document shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Company or the Originator; provided, however, that this Section shall not relieve any such Person of any liability it might otherwise have for its own gross negligence or willful misconduct.
[Signature Page Follows]

26

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.
ENERGY SERVICES FUNDING CORPORATION

By:	Name: Title:

Address:	Energy Services Funding Corporation 460 North Gulph Road, Suite 200 King of Prussia, PA 19406-2815
Attention:
Telephone:
Facsimile:
UGI ENERGY SERVICES, LLC

By:	Name: Title:

Address:	UGI Energy Services, LLC 1100 Berkshire Boulevard, Suite 305 Wyomissing, PA 19610
Attention:
Telephone:
Facsimile:

Purchase and Sale Agreement (UGI)

Schedule 5.6
PROCEEDINGS
Complaint of GASMARK against Columbia Gas of Pennsylvania, Inc. (“Columbia”), filed with the Public Utility Commission on July 19, 2001, regarding (i) the imposition of Operational Flow Orders and Operational Matching Orders, (ii) the imposition of penalties for the failure to deliver gas to Columbia’s local market areas, and (iii) certain of Columbia’s tariff provisions and business practices; Answer and new matter of Columbia filed on August 13, 2001, seeking unspecified sanctions against GASMARK for failure to honor its delivery obligations as a licensed supplier on the Columbia system.

Schedule 5.14A
CHIEF EXECUTIVE OFFICE OF THE ORIGINATOR

Originator	Jurisdiction of Organization and Type of Organization	Chief Executive Office	Organizational Identification Number
UGI Energy Services, LLC	Pennsylvania limited liability company	1100 Berkshire Blvd Suite 305 Wyomissing, PA 19610	4175358

Schedule 5.14B
LOCATION OF BOOKS AND RECORDS OF THE ORIGINATOR

Originator	Location of Books and Records
UGI Energy Services, LLC	460 North Gulph Road King of Prussia, Pennsylvania 19406-2815
100 Kachel Boulevard Suite 400 Reading, Pennsylvania 19607
1100 Berkshire Boulevard Suite 305 Wyomissing, Pennsylvania 19610

Schedule 5.15
TRADE NAMES

Current Legal Name	Trade Names	Prior Legal Names
UGI Energy Services, LLC	GASMARK	UGI Energy Services, Inc.
	POWERMARK UGI EnergyLink	UGI Newco, LLC

Exhibit A
FORM OF PURCHASE REPORT
Originator:

Purchaser:	Energy Services Funding Corporation
Payment Date:

1.	Outstanding Balance of Receivables Purchased:

2.	Fair Market Value Discount:

1 / {1+ [(0.06%) / 12]}

3.	Purchase Price (1 x 2) = $ __________

Exhibit B
FORM OF SUBORDINATED COMPANY NOTE
__________
_________, 200__
FOR VALUE RECEIVED, the undersigned, Energy Services Funding Corporation, a Delaware corporation (“Company”), promises to pay to UGI Energy Services Inc., a Pennsylvania limited liability company (the “Originator”), on the terms and subject to the conditions set forth herein and in the Purchase and Sale Agreement referred to below, the aggregate unpaid Purchase Price of all Receivables purchased by the Company from the Originator pursuant to such Purchase and Sale Agreement, as such unpaid Purchase Price is shown in the records of the Servicer.
    1.    Purchase and Sale Agreement. This Company Note is one of the Company Notes described in, and is subject to the terms and conditions set forth in, that certain Purchase and Sale Agreement of even date herewith (as the same may be amended, supplemented, amended and restated or otherwise modified in accordance with its terms, the “Purchase and Sale Agreement”), between the Company and the Originator. Reference is hereby made to the Purchase and Sale Agreement for a statement of certain other rights and obligations of the Company and the Originator.
2.    Definitions. Capitalized terms used (but not defined) herein have the meanings assigned thereto in Exhibit I to the Receivables Purchase Agreement (as defined in the Purchase and Sale Agreement). In addition, as used herein, the following terms have the following meanings:
“Bankruptcy Proceedings” has the meaning set forth in clause (b) of paragraph 9 hereof.
“Final Maturity Date” means the Payment Date immediately following the date that falls one hundred twenty one (121) days after the Purchase and Sale Termination Date.
“Interest Period” means the period from and including a Settlement Date (or, in the case of the first Interest Period, the date hereof) to but excluding the next Settlement Date.
“Prime Rate” has the meaning assigned thereto in the Purchase and Sale Agreement.
“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of November 30, 2001, entered into among Energy Services Funding Corporation, UGI Energy Services, LLC, Market Street Funding Corporation and PNC Bank, National Association, as may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Senior Interests” means, collectively, (i) all accrued and unpaid Discount, (ii) all fees payable by the Company to the Senior Interest Holders pursuant to the Receivables Purchase Agreement, (iii) all amounts payable pursuant to Section 1.7 and 1.8 of the Receivables Purchase Agreement, (iv) the aggregate Capital and (v) all other obligations owed by the Company to the

Senior Interest Holders under the Receivables Purchase Agreement and other Transaction Documents that are due and payable, together with any and all interest and Discount accruing on any such amount after the commencement of any Bankruptcy Proceedings, notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against the Company or anyone else, to collect such interest.
“Senior Interest Holders” means, collectively, the Issuer, the Administrator and the Indemnified Parties.
“Subordination Provisions” means, collectively, clauses (a) through (l) of paragraph 9 hereof.
“One-Month LIBOR Rate” means, for any Interest Period, the rate set forth for "one month" under "London Interbank Offered Rates (Libor):" as published in the Wall Street Journal on the first day of such Interest Period.
3.    Interest. Subject to the Subordination Provisions set forth below, the Company promises to pay interest on this Company Note as follows:
(a)    Prior to the Final Maturity Date, the aggregate unpaid Purchase Price from time to time outstanding during any Interest Period shall bear interest at a rate per annum equal to the One-Month LIBOR Rate for such Interest Period as determined by the Servicer; and
(b)    From (and including) the Final Maturity Date to (but excluding) the date on which the entire aggregate unpaid Purchase Price payable to the Originator is fully paid, such aggregate unpaid Purchase Price from time to time outstanding shall bear interest at a rate per annum equal to the Prime Rate.
4.    Interest Payment Dates. Subject to the Subordination Provisions set forth below, the Company shall pay accrued interest on this Company Note on each Settlement Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Settlement Date at the time of such principal payment.
5.    Basis of Computation. Interest accrued hereunder that is computed by reference to the One-Month LIBOR Rate shall be computed for the actual number of days elapsed on the basis of a 360-day year, and interest accrued hereunder that is computed by reference to the rate described in paragraph 3(b) of this Company Note shall be computed for the actual number of days elapsed on the basis of a 365- or 366-day year.
6.    Principal Payment Dates. Subject to the Subordination Provisions set forth below, payments of the principal amount of this Company Note shall be made as follows:
(a)    The principal amount of this Company Note shall be reduced by an amount equal to each payment deemed made pursuant to Section 3.3 of the Purchase and Sale Agreement; and

(b)    The entire remaining unpaid Purchase Price of all Receivables purchased by the Company from the Originator pursuant to the Purchase and Sale Agreement shall be due and payable on the Final Maturity Date.
Subject to the Subordination Provisions set forth below, the principal amount of and accrued interest on this Company Note may be prepaid on any Business Day without premium or penalty.
7.    Payment Mechanics. All payments of principal and interest hereunder are to be made in lawful money of the United States of America.
8.    Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the Subordination Provisions set forth below and to any limitation imposed by applicable law, the Company agrees to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Originator in seeking to collect any amounts payable hereunder which are not paid when due.
9.    Subordination Provisions. The Company covenants and agrees, and the Originator and any other holder of this Company Note (collectively, the Originator and any such other holder are called the “Holder”), by its acceptance of this Company Note, likewise covenants and agrees on behalf of itself and any holder of this Company Note, that the payment of the principal amount of and interest on this Company Note is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this paragraph 9:
(a)    No payment or other distribution of the Company’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Company Note except to the extent such payment or other distribution is (i) permitted under paragraph 1(n) of Exhibit IV of the Receivables Purchase Agreement or (ii) made pursuant to clause (a) or (b) of paragraph 6 of this Company Note;
(b)    In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Company, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company or any sale of all or substantially all of the assets of the Company other than as permitted by the Purchase and Sale Agreement (such proceedings being herein collectively called “Bankruptcy Proceedings”), the Senior Interests shall first be paid and performed in full and in cash before the Originator shall be entitled to receive and to retain any payment or distribution in respect of this Company Note. In order to implement the foregoing during any Bankruptcy Proceeding: (i) all payments and distributions of any kind or character in respect of this Company Note to which Holder would be entitled except for this clause (b) shall be made directly to the Administrator (for the benefit of the Senior Interest Holders); (ii) Holder shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of this Company Note, and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Administrator (for the benefit of the Senior Interest Holders) until the Senior Interests shall have been paid and performed in full and in cash; and (iii) Holder hereby irrevocably agrees that the Issuer (or the Administrator acting on the Issuer’s behalf), in the name of Holder or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of Holder relating to this Company Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;
(c)    In the event that Holder receives any payment or other distribution of any kind or character from the Company or from any other source whatsoever, in respect of this Company Note, other than as expressly permitted by the terms of this Company Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by Holder to the Administrator (for the benefit of the Senior Interest Holders) forthwith. Holder will mark its books and records so as clearly to indicate that this Company Note is subordinated in accordance with the terms hereof. All payments and distributions received by the Administrator in respect of this Company Note, to the extent received in or converted into cash, may be applied by the Administrator (for the benefit of the Senior Interest Holders) first to the payment of any and all expenses (including reasonable attorneys’ fees and legal expenses) paid or incurred by the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon this Company Note, and any balance thereof shall, solely as between the Originator and the Senior Interest Holders, be applied by the Administrator (in the order of application set forth in Section 1.4(d)(ii) of the Receivables Purchase Agreement) toward the payment of the Senior Interests; but as between the Company and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests;
(d)    Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Company Note, while any Bankruptcy Proceedings are pending Holder shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid and performed in full and in cash. If no Bankruptcy Proceedings are pending, Holder shall only be entitled to exercise any subrogation rights that it may acquire (by reason of a payment or distribution to the Senior Interest Holders in respect of this Company Note) to the extent that any payment arising out of the exercise of such rights would be permitted under paragraph 1(n) of Exhibit IV of the Receivables Purchase Agreement;
(e)    These Subordination Provisions are intended solely for the purpose of defining the relative rights of Holder, on the one hand, and the Senior Interest Holders on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Company Note is intended to or shall impair, as between the Company, its creditors (other than the Senior Interest Holders) and Holder, the Company’s obligation, which is unconditional and absolute, to pay Holder the principal of and interest on this Company Note as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of Holder and creditors of the Company (other than the Senior Interest Holders);

(f)    Holder shall not, until the Senior Interests have been paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Company Note or any rights in respect hereof or (ii) convert this Company Note into an equity interest in the Company, unless Holder shall have received the prior written consent of the Administrator and the Issuer in each case;
(g)    Holder shall not, without the advance written consent of the Administrator and the Issuer, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Company until at least one year and one day shall have passed since the Senior Interests shall have been paid and performed in full and in cash;
(h)    If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;
(i)    Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, amend and restate, or otherwise modify any Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property;
(j)    Holder hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;
(k)    Each of the Senior Interest Holders may, from time to time, on the terms and subject to the conditions set forth in the Transaction Documents to which such Persons are party, but without notice to Holder, assign or transfer any or all of the Senior Interests, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Interests shall be and remain Senior Interests for the purposes of these Subordination Provisions, and every immediate and successive assignee or transferee of any of the Senior Interests or of any interest of such assignee or transferee in the Senior Interests shall be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the assignor or transferor; and
(l)    These Subordination Provisions constitute a continuing offer from the holder of this Company Note to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Administrator may proceed to enforce such provisions on behalf of each of such Persons.
10.    General. No failure or delay on the part of the Originator in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Company Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Company and Holder and (ii) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.
11.    Maximum Interest. Notwithstanding anything in this Company Note to the contrary, the Company shall never be required to pay unearned interest on any amount outstanding hereunder and shall never be required to pay interest on the principal amount outstanding hereunder at a rate in excess of the maximum interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the “Highest Lawful Rate”). If the effective rate of interest which would otherwise by payable under this Company Note would exceed the Highest Lawful Rate, or if the holder of this Company Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Company under this Company Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise by payable by the Company under this Company Note shall be reduced to the amount allowed by applicable law, and (ii) any unearned interest paid by the Company or any interest paid by the Company in excess of the Highest Lawful Rate shall be refunded to the Company. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Originator under this Company Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to the Originator (such Highest Lawful Rate being herein called the “Originator’s Maximum Permissible Rate”) shall be made, to the extent permitted by usury laws applicable to the Originator (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by the Originator in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Originator on any date shall be computed at the Originator’s Maximum Permissible Rate pursuant to the provisions of the foregoing sentence and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Originator would be less than the amount of interest payable to the Originator computed at the Originator’s Maximum Permissible Rate, then the amount of interest payable to the Originator in respect of such subsequent interest computation period shall continue to be computed at the Originator’s Maximum Permissible Rate until the total amount of interest payable to the Originator shall equal the total amount of interest which would have been payable to the Originator if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.
12.    No Negotiation. This Company Note is not negotiable except that is may be assigned to any Affiliate of the Originator.
13.    GOVERNING LAW. THIS COMPANY NOTE HAS BEEN DELIVERED IN THE STATE OF NEW YORK, AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
14.    Captions. Paragraph captions used in this Company Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Company Note.
[signature page follows]

ENERGY SERVICES FUNDING
CORPORATION

By:
Name:
Title:

Exhibit C
FORM OF ORIGINATOR ASSIGNMENT CERTIFICATE
ORIGINATOR ASSIGNMENT CERTIFICATE
Reference is made to the Purchase and Sale Agreement of even date herewith (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Purchase and Sale Agreement”) between the undersigned and Energy Services Funding Corporation (the “Company”). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Purchase and Sale Agreement or in Exhibit I to the Receivables Purchase Agreement (as defined in the Purchase and Sale Agreement), as applicable.
The undersigned hereby sells, assigns and transfers unto the Company and its successors and assigns all right, title and interest of the undersigned in and to:
(a)    each Receivable of the undersigned that existed and was owing to the undersigned as of the Cut-off Date other than Receivables contributed pursuant to Section 3.1 of the Purchase and Sale Agreement;
(b)    each Receivable generated by the undersigned from and including the Cut-off Date to and including the Purchase and Sale Termination Date (other than any Receivable later contributed pursuant to the second sentence of Section 3.1 of the Purchase and Sale Agreement);
(c)    all rights of the undersigned to, but not the obligations under, all Related Security;
(d)    all monies due or to become due to the undersigned with respect to any of the foregoing;
(e)    all books and records of the undersigned related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest of the undersigned in each lock-box and related lock-box address and account to which Collections are sent, all amounts on deposit therein, all certificates and instruments, if any, from time to time evidencing such accounts and amounts on deposit therein, and all related agreements between the undersigned and each Lock-Box Bank; and
(f)    all collections and other proceeds and products of any of the foregoing (as defined in the applicable UCC) that are or were received by the undersigned on or after the Cut-off Date, including, without limitation, all funds which either are received by the undersigned, the Company or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of Receivables, or are applied to such amounts owed by the Obligors (including, without limitation, insurance payments that the undersigned or the Servicer applies in the ordinary course of its business to amounts owed in respect of any Receivable, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors in respect of Receivables or any other parties directly or indirectly liable for payment of such Receivables).
This Originator Assignment Certificate is made without recourse but on the terms and subject to the conditions set forth in the Transaction Documents to which the undersigned is a party. The undersigned acknowledges and agrees that the Company and its successors and assigns are accepting this Originator Assignment Certificate in reliance on the representations, warranties and covenants of the undersigned contained in the Transaction Documents to which the undersigned is a party.
THIS ORIGINATOR ASSIGNMENT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE PURCHASE AND SALE AGREEMENT AND THE INTERNAL LAWS OF THE STATE OF NEW YORK.
[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Originator Assignment Certificate to be duly executed and delivered by its duly authorized officer this ___ day of _____________, 200__.
[ORIGINATOR]

By:	Name: Title:

Exhibit D
FORM OF JOINDER AGREEMENT
THIS JOINDER AGREEMENT, dated as of ___________, 20__ (this “Agreement”) is executed by__________, a corporation organized under the laws of __________ (the “Additional Seller”), with its principal place of business located at __________.
BACKGROUND:
A.    Energy Services Funding Corporation (the “Buyer”) and UGI Energy Services, LLC (the “Seller”) have entered into that certain Purchase and Sale Agreement, dated as of November 30, 2001 (as amended through the date hereof, and as it may be further amended from time to time, the “Purchase and Sale Agreement”).
B.    The Additional Seller desires to become a Seller pursuant to Section 4.3 of the Purchase and Sale Agreement.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Seller hereby agrees as follows:
SECTION 1.    Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Purchase and Sale Agreement or in the Receivables Purchase Agreement (as defined in the Purchase and Sale Agreement).
SECTION 2.    Transaction Documents. The Additional Seller hereby agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be a party to (as if it were an original signatory to), the Purchase and Sale Agreement and each of the other relevant Transaction Documents. From and after the later of the date hereof and the date that the Additional Seller has complied with all of the requirements of Section 4.3 of the Purchase and Sale Agreement, the Additional Seller shall be a Seller for all purposes of the Purchase and Sale Agreement and all other Transaction Documents. The Additional Seller hereby acknowledges that it has received copies of the Purchase and Sale Agreement and the other Transaction Documents.
SECTION 3.    Representations and Warranties. The Additional Seller hereby makes all of the representations and warranties set forth in Article V (to the extent applicable) of the Purchase and Sale Agreement as of the date hereof (unless such representations or warranties relate to an earlier date, in which as of such earlier date), as if such representations and warranties were fully set forth herein. The Additional Seller hereby represents and warrants that the chief place of business and chief executive office of the Additional Seller, and the offices where the Additional Seller keeps all of its Records and Related Security is as follows:

The Additional Seller hereby represents and warrants that it is a [corporation], [limited liability company] [limited partnership] organized in __________ and its organizational number is ___________________.
SECTION 4.    Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. This Agreement is executed by the Additional Seller for the benefit of the Buyer, and its assigns, and each of the foregoing parties may rely hereon. This Agreement shall be binding upon, and shall inure to the benefit of, the Additional Seller and its successors and permitted assigns.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.
[NAME OF ADDITIONAL SELLER]

By:	Name: Title:
Consented to
ENERGY SERVICES FUNDING CORPORATION

By:	Name: Title:
PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:	Name: Title:

Page

ARTICLE I
AGREEMENT TO PURCHASE AND SELL

SECTION 1.1	Agreement To Purchase and Sell.......................................................1

SECTION 1.2	Timing of Purchases..........................................................................2

SECTION 1.3	Consideration for Purchases..............................................................3

SECTION 1.4	Purchase and Sale Termination Date.................................................3

SECTION 1.5	Intention of the Parties......................................................................3
ARTICLE II
PURCHASE REPORT; CALCULATION OF PURCHASE PRICE

SECTION 2.1	Purchase Report.................................................................................3

SECTION 2.2	Calculation of Purchase Price............................................................4
ARTICLE III
PAYMENT OF PURCHASE PRICE

SECTION 3.1	Contribution of Receivables and Initial Purchase Price Payment.....4

SECTION 3.2	Subsequent Purchase Price Payments...............................................5

SECTION 3.3	Settlement as to Specific Receivables and Dilution..........................5

SECTION 3.4	Reconveyance of Receivables...........................................................6
ARTICLE IV
CONDITIONS OF PURCHASES

SECTION 4.1	Conditions Precedent to Initial Purchase............................................6

SECTION 4.2	Certification as to Representations and Warranties............................8

SECTION 4.3	Additional Originators........................................................................8
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR

SECTION 5.1	Organization and Valid Subsistence...................................................9

SECTION 5.2	Due Qualification...............................................................................9

SECTION 5.3	Power and Authority; Due Authorization...........................................9

SECTION 5.4	Valid Sale; Binding Obligations.........................................................9

SECTION 5.5	No Violation.......................................................................................9

SECTION 5.6	Proceedings......................................................................................10

SECTION 5.7	Bulk Sales Acts................................................................................10

SECTION 5.8	Government Approvals....................................................................10

SECTION 5.9	Financial Condition..........................................................................10

i

(continued)
Page

SECTION 5.10	Licenses, Contingent Liabilities, and Labor Controversies.............10

SECTION 5.11	Margin Regulations..........................................................................11

SECTION 5.12	Quality of Title.................................................................................11

SECTION 5.13	Accuracy of Information..................................................................11

SECTION 5.14	Offices..............................................................................................11

SECTION 5.15	Trade Names....................................................................................11

SECTION 5.16	Taxes................................................................................................12

SECTION 5.17	Compliance with Applicable Laws..................................................12

SECTION 5.18	Reliance on Separate Legal Identity................................................12

SECTION 5.19	Investment Company.......................................................................12

SECTION 5.20	Valid Contracts................................................................................12
ARTICLE VI
COVENANTS OF THE ORIGINATOR

SECTION 6.1	Affirmative Covenants.....................................................................12

SECTION 6.2	Reporting Requirements..................................................................14

SECTION 6.3	Negative Covenants.........................................................................14

SECTION 6.4	Substantive Consolidation...............................................................16
ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF RECEIVABLES

SECTION 7.1	Rights of the Company...................................................................17

SECTION 7.2	Responsibilities of the Originator...................................................17

SECTION 7.3	Further Action Evidencing Purchases.............................................18

SECTION 7.4	Application of Collections..............................................................19
ARTICLE VIII
PURCHASE AND SALE TERMINATION EVENTS

SECTION 8.1	Purchase and Sale Termination Events..........................................19

SECTION 8.2	Remedies........................................................................................19
ARTICLE IX
INDEMNIFICATION

SECTION 9.1	Indemnities by the Originator.........................................................20
ARTICLE X
MISCELLANEOUS

SECTION 10.1	Amendments, etc............................................................................21

(continued)
Page

SECTION 10.2	Notices, etc......................................................................................22

SECTION 10.3	No Waiver; Cumulative Remedies..................................................22

SECTION 10.4	Binding Effect; Assignability..........................................................22

SECTION 10.5	Governing Law................................................................................22

SECTION 10.6	Costs, Expenses and Taxes..............................................................22

SECTION 10.7	SUBMISSION TO JURISDICTION..............................................23

SECTION 10.8	WAIVER OF JURY TRIAL............................................................23

SECTION 10.9	Captions and Cross References; Incorporation by Reference.........23

SECTION 10.10	Execution in Counterparts...............................................................24

SECTION 10.11	Acknowledgment and Agreement...................................................24

SECTION 10.12	No Proceeding.................................................................................24

SECTION 10.13	Limited Recourse.............................................................................24

SCHEDULES
Schedule 5.6	Proceedings
Schedule 5.14A	Chief Executive Office of the Originator
Schedule 5.14B	Location of Books and Records of the Originator
Schedule 5.15	Trade Names
EXHIBITS
Exhibit A	Form of Purchase Report
Exhibit B	[Intentionally Omitted]
Exhibit C	Form of Originator Assignment Certificate
Exhibit D	Form of Joinder Agreement

EXHIBITS FROM RECEIVABLES PURCHASE AGREEMENT INCORPORATED BY REFERENCE

EXHIBIT I
DEFINITIONS
As used in the Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.
“Administration Account” means the account (account number XXXXXXXXX, ABA number XXXXXXXXX) of the Issuer maintained at the office of PNC at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, or such other account as may be so designated in writing by the Administrator to the Servicer.
“Administrator” has the meaning set forth in the preamble to the Agreement.
“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of, or assigned to, the Issuer or the Administrator (for the benefit of the Issuer) shall not constitute an Adverse Claim.
“Affected Person” has the meaning set forth in Section 1.7 of the Agreement.
“Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, with respect to the Issuer, Affiliate shall mean the holder(s) of its capital stock. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 51% or more of the securities having ordinary voting power for the election of directors or managers of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.
“Agreement” has the meaning set forth in the preamble to the Agreement.
“Alternate Rate” for any Settlement Period for any Portion of Capital of the Purchased Interest means an interest rate per annum equal to: (a) 2.00% per annum above the Euro-Rate for such Settlement Period, or, in the sole discretion of the Administrator, (b) the Base Rate for such Settlement Period; provided, however, that the “Alternate Rate” for any day while a Termination Event exists shall be an interest rate equal to 3.00% per annum above the Base Rate in effect on such day. “Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

“Approved Billing Program” means any consolidated billing or similar agreement between a Purchasing Utility and the Originator pursuant to which the Originator may from time to time sell and/or assign receivables, which agreement has been approved in writing by the Administrator; provided, that if (i) the Originator delivers to the Administrator in writing and in accordance with Section 5.2 a copy of such an agreement (or a substantially final draft thereof) with a request that it be approved as an “Approved Billing Program” and (ii) the Administrator does not, on or prior to the date that is ten (10) Business Days following such delivery, notify the Originator or the Servicer that the Administrator is withholding such approval, the Administrator shall be deemed to have approved such agreement as an “Approved Billing Program” in accordance with this definition. Without limiting the generality of the foregoing, each of the following agreements shall be an Approved Billing Program: (x) that certain Consolidated Utility Billing Service and Assignment Agreement, contemplated to be entered into between Consolidated Edison Company of New York, Inc. and the Originator, containing terms and conditions in form and substance substantially similar to those set forth in the draft of such agreement previously delivered by the Originator to the Administrator on April 7, 2009 and (y) that certain Third Party Supplier Customer Account Services Master Service Agreement, dated November 6, 2008, by and between Public Service Electric and Gas Company and the Originator, a copy of which was delivered by the Originator to the Administrator on April 20, 2009.
“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.
“Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:
(a)    the rate of interest in effect for such day as publicly announced from time to time by PNC in Pittsburgh, Pennsylvania as its “prime rate.” Such “prime rate” is set by PNC based upon various factors, including PNC’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and
(b)    0.50% per annum above the latest Federal Funds Rate.
“BBA” means the British Bankers’ Association.
“Benefit Plan” means any employee benefit pension plan as defined in Section 3(2) of ERISA in respect of which the Seller, the Originator, UGI or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.
“Billing Program Receivable” means a Receivable described in clause (i) of the definition of the term “Receivable”, which is sold and/or assigned by the Originator to a Purchasing Utility from time to time pursuant to an Approved Billing Program.
“Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in New York City, New York or Pittsburgh, Pennsylvania, and

(b) if this definition of “Business Day” is utilized in connection with the Euro-Rate, dealings are carried out in the London interbank market.
“Capital” means the amount paid to the Seller in respect of the Purchased Interest by the Issuer pursuant to the Agreement, or such amount divided or combined in order to determine the Discount applicable to any Portion of Capital, in each case reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(d) of the Agreement; provided, that if such Capital shall have been reduced by any distribution, and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.
“Change in Control” means that (a) with respect to the Seller, UGI ceases to own, directly or indirectly, 100% of the capital stock of the Seller free and clear of all Adverse Claims, (b) with respect to UGI, UGI Enterprises, Inc. shall cease to own 51% or more of the shares of outstanding voting stock of UGI on a fully diluted basis.
“Closing Date” means November 30, 2001.
“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by the Originator, UGI, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all amounts deemed to have been received pursuant to Section 1.4(e) of the Agreement and (c) all other proceeds of such Pool Receivable.
“Concentration Percentage” means for any: (a) Group A Obligor, 16.00%, (b) Group B Obligor, 12.00%, (c) Group C Obligor, 8.00% and (d) Group D Obligor, 4.00%.
“Concentration Reserve Percentage” means, at any time, the largest of: (a) the sum of five largest Group D Obligor Percentages, (b) the sum of the three largest Group C Obligor Percentages, (c) the sum of two largest Group B Obligor Percentages and (d) the largest Group A Obligor Percentage.
“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.
“Contributed Receivables” has the meaning set forth in Section 2.2 of the Purchase and Sale Agreement.
“CP Rate” for any Settlement Period for any Portion of Capital means a rate calculated by the Administrator equal to: (a) the rate (or if more than one rate, the weighted average of the rates)

at which Notes of the Issuer on each day during such period have been outstanding; provided, that if such rate(s) is a discount rate(s), then the CP Rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate(s) to an interest-bearing equivalent rate plus (b) the commissions and charges charged by such placement agent or commercial paper dealer with respect to such Notes, expressed as a percentage of the face amount of such Notes and converted to an interest-bearing equivalent rate per annum. Notwithstanding the foregoing, the “CP Rate” for any day while a Termination Event exists shall be an interest rate equal to 3.00% above the Base Rate in effect on such day.
“Credit Agreement” means that certain Credit Agreement, dated on or about August 26, 2010, among UGI, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, PNC Bank, National Association, Wells Fargo Bank, National Association, and certain other parties, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originator in effect on the date of the Agreement and described in Schedule I to the Agreement, as modified in compliance with the Agreement.
“Cut-off Date” has the meaning set forth in the Purchase and Sale Agreement.
“Days’ Sales Outstanding” means, for any calendar month, an amount (expressed as a number of days) computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by (b) (i) the aggregate credit sales made by the Originator during the three calendar months ended on the last day of such calendar month divided by (ii) 90.
“Debt” means: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases that shall have been or should be, in accordance with GAAP, recorded as capital leases, and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d).
“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month, by (b) the aggregate credit sales made by the Originator during the month that is three calendar months before such month.
“Defaulted Receivable” means a Receivable:
(a)    as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment, or

(b)    without duplication (i) as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon with respect thereto, or (ii) that has been written off the Seller’s books as uncollectible.
The Outstanding Balance of any Defaulted Receivable shall be determined without regard to any credit memos or credit balances.
“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by, (b) the aggregate Outstanding Balance of all Pool Receivables (excluding Delinquent Receivables that have a stated maturity which is more than 60 days after the original invoice date of such Receivable) on such day.
“Delinquent Receivable” means any portion of a Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment. The Outstanding Balance of any Delinquent Receivable shall be determined without regard to any credit memos or credit balances and shall exclude Delinquent Receivables that have a stated maturity which is more than 60 days after the original invoice date of such Receivable.
“Dilution Horizon” means, for any calendar month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such calendar month of: (a) the aggregate credit sales made by the Originator during the most recent calendar month and 50% of the next most recent calendar month’s credit sales to (b) the Net Receivables Pool Balance at the last day of the most recent calendar month.
“Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate amount of payments required to be made by the Seller pursuant to Section 1.4(e)(i) of the Agreement during such calendar month, by (b) the aggregate credit sales made by the Originator during the month that is one calendar month before such month.
“Dilution Reserve” means, on any date, an amount equal to: (a) the Capital at the close of business of the Servicer on such date multiplied by (b) (i) the Dilution Reserve Percentage on such date, divided by (ii) 100% minus the Dilution Reserve Percentage on such date.
“Dilution Reserve Percentage” means any date, the product of (i) the Dilution Horizon multiplied by (ii) the sum of (x) 2.25 times the average of the Dilution Ratios for the twelve most recent calendar months and (y) the Spike Factor.
“Discount” means:
(a)    for the Portion of Capital for any Settlement Period to the extent the Issuer will be funding such Portion of Capital during such Settlement Period through the issuance of Notes:

CPR x C x ED/360
(b)    for the Portion of Capital for any Settlement Period to the extent the Issuer will not be funding such Portion of Capital during such Settlement Period through the issuance of Notes:
AR x C x ED/Year + TF
where:

AR	= the Alternate Rate for the Portion of Capital for such Settlement Period,

C	= the Portion of Capital during such Settlement Period,

CPR	= the CP Rate for the Portion of Capital for such Settlement Period,

ED	= the actual number of days during such Settlement Period,

TF	= the Termination Fee, if any, for the Portion of Capital for such Settlement Period, and

Year	= if such Portion of Capital is funded based upon: (i) the Euro-Rate, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable;
provided, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided further, that Discount for the Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.
“Eligible Receivable” means, at any time, a Pool Receivable:
(a)    the Obligor of which is (i) a United States resident, (ii) not a government or a governmental subdivision, affiliate or agency, provided, however, if the Obligor of such Receivable is a government or a governmental subdivision, affiliate or agency, such Receivable shall satisfy the requirements of this clause (a)(ii) if the sum of the Outstanding Balance of such Receivable and the aggregate Outstanding Balance of all other Eligible Receivables of Obligors who are governments or governmental subdivisions, affiliates or agencies does not exceed $200,000, (iii) not subject to any action of the type described in paragraph (f) of Exhibit V to the Agreement, (iv) not an Affiliate of UGI; provided, however, if the Obligor of such Receivable is either UGI Utilities, Inc. or UGI Penn Natural Gas, Inc. (provided that UGI Penn Natural Gas, Inc. is a wholly-owned subsidiary of UGI Utilities, Inc.), such Receivable shall satisfy the requirements of this clause (a)(iv) if the sum of the Outstanding Balance of such Receivable and the aggregate Outstanding Balance of all other Eligible Receivables of the Obligors of which are either UGI Utilities, Inc. or UGI Penn Natural Gas, Inc. does not exceed $10,000,000, and (v) not a Reseller, provided, however, if the Obligor of such Receivable is a Reseller, such Receivable shall satisfy the requirements of this clause (a)(v) if the sum of the Outstanding Balance of such Receivable and the aggregate Outstanding Balance of all other Eligible Receivables of Obligors who are Resellers does not exceed $2,000,000,
(b)    that is denominated and payable only in U.S. dollars in the United States,
(c)    that does not have a stated maturity which is more than 45 days after the original invoice date of such Receivable; provided, however, that up to 10% of the aggregate Outstanding Balance of all Receivables may have a stated maturity which is more than 45 days but not more than 60 days after the original invoice date of such Receivable,
(d)    (i) that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of the Originator’s business or (ii) in the case of a Receivable arising in connection with the sale or assignment by the Originator to a Purchasing Utility of a Billing Program Receivable, such Receivable arises under an Approved Billing Program; provided, however, that Receivables described in clause (ii) above shall not constitute Eligible Receivables to the extent that the aggregate Outstanding Balance of such Receivables exceeds 20% of the aggregate Outstanding Balance of all Eligible Receivables,
(e)    that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, subject to applicable bankruptcy, fraudulent transfer or conveyance, insolvency, reorganization, moratorium and other similar laws limiting the enforceability of creditors’ rights generally, as from time to time in effect,
(f)    that conforms in all material respects with all applicable laws, rulings and regulations in effect,
(g)    that is not the subject of any asserted dispute, offset, hold back defense, Adverse Claim or other claim,
(h)    that satisfies in all material respects all applicable requirements of the applicable Credit and Collection Policy,
(i)    that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of the Agreement,
(j)    in which the Seller owns good and marketable title, free and clear of any Adverse Claims, and that arise under Contracts, the terms of which do not expressly prohibit the Seller from assigning its right to receive payment under the Contract or require any consent of the related Obligor for such assignment,
(k)    for which the Issuer shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim,
(l)    that constitutes an account as defined in the UCC, and that is not evidenced by instruments or chattel paper,
(m)    that is neither a Defaulted Receivable nor a Delinquent Receivable,
(n)    for which neither the Originator thereof, the Seller nor the Servicer has established any offset arrangements with the related Obligor,
(o)    of an Obligor as to which Defaulted Receivables of such Obligor do not exceed 25% of the Outstanding Balance of all such Obligor’s Receivables; provided, however, that amounts owing from Cooperative Industries Inc. that are more than 90 days from the original invoice date as of the Closing Date and that are being paid in accordance with a negotiated payment schedule shall not be considered Defaulted Receivables for purposes of this clause (o), and
(p)    that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.
“ERISA Affiliate” means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller, the Originator or UGI, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller, the Originator or UGI, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Seller, the Originator, any corporation described in clause (a) or any trade or business described in clause (b).
“Euro-Rate” means with respect to any Settlement Period the interest rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Administrator in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank market offered rates for U.S. dollars quoted by the BBA as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if the BBA or its successor ceases to provide display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Settlement Period for an amount comparable to the Portion of Capital to be funded at the Alternate Rate and based upon the Euro-Rate during such Settlement Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

Euro-Rate =	Average of London interbank offered rates quoted by BBA
as shown on Dow Jones Markets Service display page 3750
or appropriate successor

1.00 - Euro-Rate Reserve Percentage

where “Euro-Rate Reserve Percentage” means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”). The Euro-Rate shall be adjusted with respect to any Portion of Capital funded at the Alternate Rate and based upon the Euro-Rate that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrator shall give prompt notice to the Seller of the Euro-Rate as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error).
“Excess Concentration” means the sum of the amounts by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to: (a) the applicable Concentration Percentage for such Obligor multiplied by (b) the Outstanding Balance of all Eligible Receivables then in the Receivables Pool.
“Facility Termination Date” means the earliest to occur of: (a) April 21, 2011, (b) the date determined pursuant to Section 2.2 of the Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of the Agreement, (d) the date, after written notice from the Purchasers, that the commitments of the Purchasers terminate under the Liquidity Agreement, but the failure to give or delay in giving such notice shall not prevent or delay such termination, and (e) the Issuer shall fail to cause the amendment or modification of any Transaction Document or related opinion as required by Moody’s or Standard and Poor’s, and such failure shall continue for 30 days after such amendment is initially requested.
“Federal Funds Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective).” If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.
“Fee Letter” has the meaning set forth in Section 1.5 of the Agreement.
“GAAP” means the generally accepted accounting principles and practices in the United States, consistently applied.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
“Group A Obligor” means any Obligor with a short-term rating of at least: (a) “A-1” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “A+” or better by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “A1” or better by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities.
“Group A Obligor Percentage” means, at any time, for each Group A Obligor, the percentage equivalent of: (a) the aggregate Outstanding Balance of the Eligible Receivables of such Group A Obligor less any Excess Concentrations of such Obligor, divided by (b) the aggregate Outstanding Balance of all Eligible Receivables at such time.
“Group B Obligor” means an Obligor, not a Group A Obligor, with a short-term rating of at least: (a) “A-2” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB+” to “A” by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa1” to “A2” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities.
“Group B Obligor Percentage” means, at any time, for each Group B Obligor, the percentage equivalent of: (a) the aggregate Outstanding Balance of the Eligible Receivables of such Group B Obligor less any Excess Concentrations of such Obligor, divided by (b) the aggregate Outstanding Balance of all Eligible Receivables at such time.
“Group C Obligor” means an Obligor, not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) “A-3” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB-” to “BBB” by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa3” to “Baa2” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities.
“Group C Obligor Percentage” means, at any time, for each Group C Obligor, the percentage equivalent of: (a) the aggregate Outstanding Balance of the Eligible Receivables of such Group C Obligor less any Excess Concentrations of such Obligor, divided by (b) the aggregate Outstanding Balance of all Eligible Receivables at such time.
“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor.
“Group D Obligor Percentage” means, at any time, for each Group D Obligor: (a) the aggregate Outstanding Balance of the Eligible Receivables of such Group D Obligor less any Excess Concentrations of such Obligor, divided by (b) the aggregate Outstanding Balance of all Eligible Receivables at such time.
“Indemnified Amounts” has the meaning set forth in Section 3.1 of the Agreement.
“Indemnified Party” has the meaning set forth in Section 3.1 of the Agreement.
“Indemnifying Party” has the meaning set forth in Section 3.3 of the Agreement.
“Independent Director” has the meaning set forth in paragraph 3(c) of Exhibit IV to the Agreement.
“Information Package” means a report, in substantially the form of either Annex A-1 (in the case of an Information Package delivered in connection with a Settlement Date) or Annex A-2 (in the case of an Information Package delivered at any other time) to the Agreement, furnished to the Administrator pursuant to the Agreement.
“Insolvency Proceeding” means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors of a Person, or composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.
“Issuer” has the meaning set forth in the preamble to the Agreement.
“Issuer’s Share” of any amount means such amount multiplied by the Purchased Interest at the time of determination.

“Liquidity Agent” means PNC in its capacity as the Liquidity Agent pursuant to the Liquidity Agreement.
“Liquidity Agreement” means the Liquidity Asset Purchase Agreement, dated as of even date herewith, between the Purchasers from time to time party thereto, the Issuer and PNC, as Administrator and Liquidity Agent, as the same may be further amended, supplemented or otherwise modified from time to time.
“Lock-Box Account” means an account in the name of the Seller and maintained by the Seller at a bank or other financial institution for the purpose of receiving Collections.
“Lock-Box Agreement” means an agreement, in form and substance satisfactory to the Administrator, among the Seller, the Originator, the Servicer, the Administrator, the Issuer and a Lock-Box Bank.
“Lock-Box Bank” means any of the banks or other financial institutions holding one or more Lock-Box Accounts.
“Loss Reserve” means, on any date, an amount equal to: (a) the Capital at the close of business of the Servicer on such date multiplied by (b)(i) the Loss Reserve Percentage on such date divided by (ii) 100% minus the Loss Reserve Percentage on such date.
“Loss Reserve Percentage” means, on any date, the product of (i) 2.25 times (ii) the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months times (iii) (A) the aggregate credit sales made by the Originator during the four most recent calendar months, divided by (B) the Net Receivables Pool Balance as of such date.
“Material Adverse Effect” means, relative to any Person with respect to any event or circumstance, a material adverse effect on:
(a)    the assets, operations, business or financial condition of such Person,
(b)    the ability of any of such Person to perform its obligations under the Agreement or any other Transaction Document to which it is a party,
(c)    the validity or enforceability of any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Pool Receivables, or
(d)    the status, perfection, enforceability or priority of the Issuer’s or the Seller’s interest in the Pool Assets.
“Moody’s” means Moody’s Investors Service, Inc.
“Net Receivables Pool Balance” means, at any time: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus (b) the Excess Concentration.

“Notes” means short-term promissory notes issued, or to be issued, by the Issuer to fund its investments in accounts receivable or other financial assets.
“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.
“Originator” has the meaning set forth in the Purchase and Sale Agreement.
“Originator Assignment Certificate” means the assignment, in substantially the form of Exhibit C to the Purchase and Sale Agreement, evidencing Seller’s ownership of the Receivables generated by the Originator, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Purchase and Sale Agreement.
“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.
“Payment Date” has the meaning set forth in Section 2.2 of the Purchase and Sale Agreement.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.
“PNC” has the meaning set forth in the preamble to the Agreement.
“Pool Assets” has the meaning set forth in Section 1.2(d) of the Agreement.
“Pool Receivable” means a Receivable in the Receivables Pool.
“Portion of Capital” means any separate portion of Capital being funded or maintained by the Issuer (or its successors or permitted assigns) by reference to a particular interest rate basis. In addition, at any time when the Capital of the Purchased Interest is not divided into two or more such portions, “Portion of Capital” means 100% of the Capital.
“Program Support Agreement” means and includes the Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of the Issuer in connection with the Issuer’s Receivables securitization program, (b) the issuance of one or more surety bonds in connection with the Issuer’s Receivables securitization program for which the Issuer is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by the Issuer to any Program Support Provider of the Purchased Interest (or portions thereof) and/or (d) the making of loans and/or other extensions of credit to the Issuer in connection with the Issuer’s Receivables-securitization program contemplated in the Agreement, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Administrator).
“Program Support Provider” means and includes any Purchaser and any other Person (other than any customer of the Issuer) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, the Issuer pursuant to any Program Support Agreement.
“Purchase and Sale Agreement” means the Purchase and Sale Agreement, dated as of even date herewith, between the Seller and UGI, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Purchase and Sale Indemnified Amounts” has the meaning set forth in Section 9.1 of the Purchase and Sale Agreement.
“Purchase and Sale Indemnified Party” has the meaning set forth in Section 9.1 of the Purchase and Sale Agreement.
“Purchase and Sale Termination Date” has the meaning set forth in Section 1.4 of the Purchase and Sale Agreement.
“Purchase and Sale Termination Event” has the meaning set forth in Section 8.1 of the Purchase and Sale Agreement.
“Purchase Facility” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.
“Purchase Limit” means $200,000,000, as such amount may be subsequently reduced pursuant to Section 1.1(b) of the Agreement. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Capital.
“Purchase Notice” has the meaning set forth in Section 1.2(a) of the Agreement.
“Purchase Price” has the meaning set forth in Section 2.1 of the Purchase and Sale Agreement.
“Purchase Report” has the meaning set forth in Section 2.1 of the Purchase and Sale Agreement.
“Purchased Interest” means, at any time, the undivided percentage ownership interest in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as:
       Capital + Total Reserves
Net Receivables Pool Balance
The Purchased Interest shall be determined from time to time pursuant to Section 1.3 of the Agreement.
“Purchaser” has the meaning set forth in Section 5.3(b) of the Agreement.

“Purchasing Utility” means a jurisdictional natural gas or electricity distribution company.
“Receivable” means any indebtedness and other obligations (whether or not earned by performance) owed to the Seller (as assignee of the Originator) or the Originator by, or any right of the Seller or the Originator to payment from or on behalf of, an Obligor (including a Purchasing Utility), whether constituting an account, chattel paper, instrument or general intangible, arising in connection with (i) property or goods that have been or are to be sold or otherwise disposed of, or services rendered or to be rendered by the Originator (including, in each case and without limitation, the sale of electricity or natural gas) or (ii) the sale or assignment by the Originator to a Purchasing Utility of a Billing Program Receivable, and, in each case, includes the obligation (if any) to pay any finance charges, fees and other charges with respect thereto; provided, however, that “Receivable” shall not include any Billing Program Receivable. Indebtedness and other obligations arising from any one transaction, including indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.
“Receivables Pool” means, at any time, all of the then outstanding Receivables purchased or otherwise acquired by the Seller pursuant to the Purchase and Sale Agreement prior to the Facility Termination Date.
“Reference Bank” means PNC.
“Related Rights” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.
“Related Security” means, with respect to any Receivable:
(a)    all of the Seller’s and the Originator thereof’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable,
(b)    all instruments and chattel paper that may evidence such Receivable,
(c)    all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto, and
(d)    all of the Seller’s and the Originator thereof’s rights, interests and claims under the Contracts and all guaranties, indemnities, insurance, letters of credit and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.
“Repurchase Price” has the meaning set forth in Section 5.14 of the Agreement.

“Reseller” means an Obligor that purchases product from the Originator and for which the Originator acts as billing and collection agent with respect to such Obligor’s resale of the product.
“Reserve Floor” means, at any time: (a) the aggregate Capital at such time multiplied by (b) (i) the Reserve Floor Percentage, divided by (ii) 100%, minus the Reserve Floor Percentage.
“Reserve Floor Percentage” means, at any time, the sum (expressed as a percentage) of (a) Concentration Reserve Percentage plus (b) the product of (i) the average Dilution Ratios for the twelve most recent calendar months and (ii) the Dilution Horizon.
“Restricted Payment” has the meaning set forth in paragraph 1(n) of Exhibit IV to the Agreement.
“Seller” has the meaning set forth in the preamble to the Agreement.
“Seller’s Share” of any amount means the greater of: (a) $0 and (b) such amount minus the Issuer’s Share.
“Servicer” has the meaning set forth in the preamble to the Agreement.
“Servicing Fee” shall mean the fee referred to in Section 4.6 of the Agreement.
“Servicing Fee Rate” shall mean the rate referred to in Section 4.6 of the Agreement.
“Settlement Date” means with respect to any Portion of Capital for any Settlement Period, (i) prior to the Facility Termination Date, the third Wednesday of each calendar month (or the next succeeding Business Day if such day is not a Business Day) beginning with December 19, 2001 and (ii) on and after the Facility Termination Date, each day selected from time to time by the Administrator (it being understood that the Administrator may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the date specified in clause (i) above.
“Settlement Period” means: (a) before the Facility Termination Date: (i) initially the period commencing on the date of the initial purchase pursuant to Section 1.2 of the Agreement (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the next Settlement Date, and (ii) thereafter, each period commencing on such Settlement Date and ending on (but not including) the next Settlement Date, and (b) on and after the Facility Termination Date: such period (including a period of one day) as shall be selected from time to time by the Administrator or, in the absence of any such selection, each period of 30 days from the last day of the preceding Settlement Period.
“Solvent” means, with respect to any Person at any time, a condition under which:
(i)    the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;

(ii)    the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts,” for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);
(iii)    such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and
(iv)    such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.
For purposes of this definition:
(A)    the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;
(B)    the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;
(C)    the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and
(D)    the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction in an existing and not theoretical market.
“Spike Factor” means, for any calendar month, (a) the positive difference, if any, between: (i) the highest Dilution Ratio for any calendar month during the twelve most recent calendar months and (ii) the arithmetic average of the Dilution Ratios for such twelve months times (b) (i) the highest Dilution Ratio for any calendar month during the twelve most recent calendar months divided by (ii) the arithmetic average of the Dilution Ratios for such twelve months.
“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

“Tangible Net Worth” means, with respect to any Person, the tangible net worth of such Person as adjusted to eliminate the impact of any charges related to SFAS 133 and as determined in accordance with GAAP.
“Termination Day” means: (a) each day on which the conditions set forth in Section 2 of Exhibit II to the Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.
“Termination Event” has the meaning specified in Exhibit V to the Agreement.
“Termination Fee” means, for any Settlement Period during which a Termination Day occurs, the amount, if any, by which: (a) the additional Discount (calculated without taking into account any Termination Fee or any shortened duration of such Settlement Period pursuant to the definition thereof) that would have accrued during such Settlement Period on the reductions of Capital relating to such Settlement Period had such reductions not been made, exceeds (b) the income, if any, received by the Issuer from investing the proceeds of such reductions of Capital, as determined by the Administrator, which determination shall be binding and conclusive for all purposes, absent manifest error.
“Total Reserves” means, at any time the greater of (a) the sum of (i) the Yield Reserve, (ii) the Loss Reserve, and (iii) the Dilution Reserve and (b) the Reserve Floor.
“Transaction Documents” means the Agreement, the Lock-Box Agreements, the Fee Letter, the Purchase and Sale Agreement and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with any of the foregoing, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.
“Turnover Rate” means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the Outstanding Balance of all Pool Receivables as of the last day of such calendar month divided by (b)(i) the aggregate credit sales made by the Originator during the three calendar months ended on or before the last day of such calendar month divided by (ii) 3.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.
“UGI” has the meaning set forth in the preamble to the Agreement.
“Unmatured Purchase and Sale Termination Event” means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event.
“Unmatured Termination Event” means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.
“Weekly Settlement Date” means each Wednesday of each week (or the next succeeding Business Day if such day is not a Business Day), beginning December 5, 2001.

“Yield Reserve” means, on any date, an amount equal to: (a) the Capital at the close of business of the Servicer on such date multiplied by (b)(i) the Yield Reserve Percentage on such date divided by (ii) 100% minus the Yield Reserve Percentage on such date.
“Yield Reserve Percentage” means at any time:

(PY + SFR) x 2.0 x TR
12

where:

PY	= the Base Rate as of the last day of the most recent Settlement Period,

TR	= the Turnover Rate, and

SFR	= the Servicing Fee Rate
Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

EXHIBIT IV
COVENANTS
1.    Covenants of the Seller. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Issuer, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:
(a)    Compliance with Laws, Etc. The Seller shall comply in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules, regulations or orders or the failure so to preserve and maintain such rights, franchises, qualifications and privileges would not have a Material Adverse Effect.
(b)    Offices, Records and Books of Account, Etc. The Seller: (i) shall keep its principal place of business and chief executive office (as such terms or similar terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Seller set forth under its name on the signature page to the Agreement or, pursuant to clause (l)(v) below, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Issuer in the Receivables and related items (including the Pool Assets) have been taken and completed and (ii) shall provide the Administrator with at least 30 days’ written notice before making any change in the Seller’s name or making any other change in the Seller’s identity or corporate structure (including a Change in Control) that could render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term (or similar term) is used in the UCC; each notice to the Administrator pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Seller also will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).
(c)    Performance and Compliance with Contracts and Credit and Collection Policy. The Seller shall (and shall cause the Servicer to), at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the applicable Credit and Collection Policies with regard to each Receivable and the related Contract.
(d)    Ownership Interest, Etc. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim, in favor of the Issuer, including taking such action to perfect, protect or more fully evidence the interest of the Issuer as the Issuer, through the Administrator, may reasonably request.
(e)    Sales, Liens, Etc. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under any Pool Assets (including the Seller’s undivided interest in any Receivable, Related Security or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this paragraph.
(f)    Extension or Amendment of Receivables. Except as provided in the Agreement, the Seller shall not, and shall not permit the Servicer to, extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract (which term or condition relates to payments under, or the enforcement of, such Contract).
(g)    Change in Business or Credit and Collection Policy. The Seller shall not make (or permit the Originator to make) any material change in the character of its business or in any Credit and Collection Policy (other than a change to the insurance provisions of any such policy) that would have a Material Adverse Effect with respect to the Receivables. The Seller shall not make (or permit the Originator to make) any other material adverse change in any Credit and Collection Policy without receiving the prior written consent of the Administrator.
(h)    Audits. The Seller shall (and shall cause the Originator to), from time to time during regular business hours as reasonably requested in advance (unless a Termination Event or an Unmatured Termination Event exists or there shall be a material adverse variance in the performance of the Receivables) by the Administrator, permit the Administrator, or its agents or representatives: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller (or the Originator) relating to Receivables and the Related Security, including the related Contracts, (ii) to visit the offices and properties of the Seller and the Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or the Seller’s, UGI’s or the Originator’s performance under the Transaction Documents or under the Contracts with any of the officers, employees, agents or contractors of the Seller or the Originator having knowledge of such matters and (iii) without limiting the clauses (i) and (ii) above, no more than once annually (unless a Termination Event has occurred and is continuing or there shall be a material variance in the performance of the Receivables) to engage certified public accountants or other auditors acceptable to the Seller and the Administrator to conduct, at the Seller’s expense, a review of the Seller’s books and records with respect to such Receivables.
(i)    Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Seller shall not, and shall not permit the Servicer or the Originator to, add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account (or any related lock-box) from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller, the Originator, the Servicer or any Lock-Box Account (or the related lock-box), unless the Administrator shall have consented thereto in writing and the

Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith.
(j)    Deposits to Lock-Box Accounts. The Seller shall (or shall cause the Servicer to): (i) within 30 days of the initial purchase hereunder, instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to lock-boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such lock-boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections received by it, the Servicer or the Originator into Lock-Box Accounts not later than two Business Days after receipt thereof. Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement. The Seller will not (and will not permit the Servicer to) deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than (i) Collections and (ii) on payments received from end-users payable to a Reseller in respect of product sold by such Reseller to such end-user, provided that such payments do not remain on deposit in such Lock-Box Account for more than two Business Days after deposit therein.
(k)    Marking of Records. At its expense, the Seller shall: (i) mark (or cause the Servicer to mark) its master data processing records relating to Pool Receivables and related Contracts with a legend evidencing that the undivided percentage ownership interests with regard to the Purchased Interest related to such Receivables and related Contracts have been sold in accordance with the Agreement, and (ii) cause the Originator so to mark its master data processing records pursuant to the Purchase and Sale Agreement.
(l)    Reporting Requirements. The Seller will provide to the Administrator (in multiple copies, if requested by the Administrator) the following:
(i)    as soon as available and in any event within 105 days after the end of each fiscal year of the Seller, a copy of the annual report for such year for the Seller containing unaudited financial statements for such year certified as to accuracy by the chief financial officer or treasurer of the Seller;
(ii)    as soon as possible and in any event within five Business Days after becoming aware of the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of the Seller setting forth details of such Termination Event or Unmatured Termination Event and the action that the Seller has taken and proposes to take with respect thereto;
(iii)    promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor with respect to any Benefit Plan that is subject to Title IV of ERISA or that the Seller or any Affiliate receives with respect to any Benefit Plan that is subject to Title IV of ERISA from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, reasonably result in the imposition of material liability on the Seller and/or any such Affiliate;
(iv)    at least thirty days before any change in the Seller’s name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;
(v)    promptly after the Seller obtains knowledge thereof, notice of any: (A) material litigation, investigation or proceeding that may exist at any time between the Seller and any Person or (B) material litigation or proceeding relating to any Transaction Document;
(vi)    promptly after becoming aware of the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Seller, the Servicer or the Originator; and
(vii)    such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller or any of its Affiliates as the Administrator may from time to time reasonably request.
(m)    Certain Agreements. Without the prior written consent of the Administrator, the Seller will not (and will not permit the Originator to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of Seller’s certificate of incorporation or by-laws;
(n)    Restricted Payments. (1) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any shares of its capital stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).
(i)    Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments only by declaring and paying dividends or making returns of capital.
(ii)    The Seller may make Restricted Payments only out of the funds it receives pursuant to Sections 1.4(b)(ii) and (iv) of the Agreement. Furthermore, the Seller shall not pay, make or declare: (A) any dividend if, after giving effect thereto, the Seller’s Tangible Net Worth would be less than $4,000,000, or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.
(o)    Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents; (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances) other than pursuant to this Agreement; or (iii) form any Subsidiary or make any investments in any other Person; provided, however, that the Seller shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.).
(p)    Use of Seller’s Share of Collections. The Seller shall apply the Seller’s Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Issuer and the Administrator under the Agreement and under the Fee Letter); and (ii) other legal and valid corporate purposes.
(q)    Tangible Net Worth. The Seller will not permit its Tangible Net Worth, at any time, to be less than $6,000,000.
2.    Covenants of the Servicer and UGI. Until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding or the date all other amounts owed by the Seller under the Agreement to the Issuer, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:
(a)    Compliance with Laws, Etc. The Servicer and, to the extent that it ceases to be the Servicer, UGI shall comply (and shall cause the Originator to comply) in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules, regulations or orders or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not have a Material Adverse Effect.
(b)    Offices, Records and Books of Account, Etc. The Servicer and, to the extent that it ceases to be the Servicer, UGI, shall keep (and shall cause the Originator to keep) its principal place of business and chief executive office (as such terms or similar terms are used in the applicable UCC) and the office where it keeps its records concerning the Receivables at the address of the Servicer set forth under its name on the signature page to the Agreement or, upon at least 30 days’ prior written notice of a proposed change to the Administrator, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Issuer in the Receivables and related items (including the Pool Assets) have been taken and completed. The Servicer and, to the extent that it ceases to be the Servicer, UGI, also will (and will cause the Originator to) maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).
(c)    Performance and Compliance with Contracts and Credit and Collection Policy. The Servicer and, to the extent that it ceases to be the Servicer, UGI, shall (and shall cause the Originator to), at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

(d)    Extension or Amendment of Receivables. Except as provided in the Agreement, the Servicer and, to the extent that it ceases to be the Servicer, UGI, shall not extend (and shall not permit the Originator to extend), the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract (which term or condition relates to payments under, or the enforcement of, such Contract).
(e)    Change in Business or Credit and Collection Policy. The Servicer and, to the extent that it ceases to be the Servicer, UGI, shall not make (and shall not permit the Originator to make) any material change in the character of its business or in any Credit and Collection Policy (other than a change to the insurance provisions of any such policy) without the consent of the Administrator that would be reasonably likely to have a Material Adverse Effect. The Servicer and, to the extent that it ceases to be the Servicer, UGI, shall not make (and shall not permit the Originator to make) any other material adverse change in any Credit and Collection Policy without receiving the prior written consent of the Administrator.
(f)    Audits. The Servicer and, to the extent that it ceases to be the Servicer, UGI, shall (and shall cause the Originator to), from time to time during regular business hours as reasonably requested in advance (unless a Termination Event or an Unmatured Termination Event exists or there shall be a material adverse variance in the performance of the Receivables) by the Administrator, permit the Administrator, or its agents or representatives: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to Receivables and the Related Security, including the related Contracts; (ii) to visit its offices and properties for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or its performance hereunder or under the Contracts with any of its officers, employees, agents or contractors having knowledge of such matters and (iii), without limiting the clauses (i) and (ii) above, no more than once annually (unless a Termination Event has occurred and is continuing or there shall be a material variance in the performance of the Receivables) to engage certified public accountants or other auditors acceptable to the Servicer and the Administrator to conduct, at the Servicer’s expense, a review of the Servicer’s books and records with respect to such Receivables.
(g)    Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Servicer and, to the extent that it ceases to be the Servicer, UGI, shall not (and shall not permit the Originator to) add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account (or any related lock-box) from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Servicer or any Lock-Box Account (or the related lock-box), unless the Administrator shall have consented thereto in writing and the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith.
(h)    Deposits to Lock-Box Accounts. The Servicer shall: (i) within 30 days of the initial purchase hereunder, instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to the lock-boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such lock-boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections received by it into Lock-Box Accounts not later than one Business Day after receipt thereof. Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement. The Servicer will not (and will not permit the Originator to) deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than (i) Collections and (ii) on payments received from end-users payable to a Reseller in respect of product sold by such Reseller to such end-user, provided that such payments do not remain on deposit in such Lock-Box Account for more than two Business Days after deposit therein.
(i)    Marking of Records. At its expense, the Servicer shall mark its master data processing records relating to Pool Receivables and related Contracts with a legend evidencing that the undivided percentage ownership interests with regard to the Purchased Interest related to such Receivables and related Contracts have been sold in accordance with the Agreement.
(j)    Reporting Requirements. UGI shall provide to the Administrator (in multiple copies, if requested by the Administrator) the following:
(i)    as soon as available and in any event within 50 days after the end of the first three quarters of each fiscal year of UGI, balance sheets of UGI and its consolidated Subsidiaries as of the end of such quarter and statements of income, retained earnings and cash flow of UGI and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of such Person;
(ii)    as soon as available and in any event within 105 days after the end of each fiscal year of such Person, a copy of the annual report for such year for such Person and its consolidated Subsidiaries, containing financial statements for such year audited by independent certified public accountants of nationally recognized standing;
(iii)    as to the Servicer only, as soon as available and in any event not later than two Business Days prior to (A) the Settlement Date, an Information Package as of the most recently completed calendar month, (B) any purchase made pursuant to Section 1.2, an Information Package as of the most recent purchase, or within six Business Days of a request by the Administrator, an Information Package for such periods as is specified by the Administrator (including on a semi-monthly, weekly or daily basis);
(iv)    as soon as possible and in any event within five Business Days after becoming aware of the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of UGI setting forth details of such Termination Event or Unmatured Termination Event and the action that such Person has taken and proposes to take with respect thereto;
(v)    promptly after the sending or filing thereof, copies of (or notice thereof if available on EDGAR) all reports that UGI sends to any of its security holders, and copies of all reports and registration statements that UGI or any Subsidiary files with the Securities and Exchange Commission; provided, that any filings with the Securities and Exchange Commission that have been granted “confidential” treatment shall be provided promptly after such filings have become publicly available;
(vi)    promptly after the filing or receiving thereof, copies of all reports and notices that UGI or any of its Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor with respect to any Benefit Plan that is subject to Title IV of ERISA or that UGI or any of its Affiliates receives with respect to any Benefit Plan that is subject to Title IV of ERISA from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which UGI or any of its Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, reasonably result in the imposition of material liability on UGI and/or any such Affiliate;
(vii)    at least thirty days before any change in UGI’s or the Originator’s name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;
(viii)    promptly after UGI obtains knowledge thereof, notice of any: (A) litigation, investigation or proceeding that may exist at any time between UGI or any of its Subsidiaries and any Governmental Authority that, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect; (B) litigation or proceeding adversely affecting UGI or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought; or (C) litigation or proceeding relating to any Transaction Document;
(ix)    promptly after becoming aware thereof, notice of a material adverse change in the business, operations, property or financial or other condition of UGI or any of its Subsidiaries; and
(x)    such other information respecting the Receivables or the condition or operations, financial or otherwise, of UGI or any of its Affiliates as the Administrator may from time to time reasonably request.
(k)    Net Worth. At any time of determination, the net worth (as adjusted to eliminate the impact of any charges related to SFAS 133) OF THE Servicer shall not be less than the lesser of (a) $93,000,000 or (b) $93,0000,000 less an amount equal to the sum of all dividends paid by the Servicer from June 30, 2004 through such time; provided, however, that at no time shall the net worth (as adjusted above) of the Servicer (as reduced by all such dividends paid during the period referred to above) be less than $40,000,000.
3.    Separate Existence. Each of the Seller and UGI hereby acknowledges that the Purchasers, the Issuer and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from UGI and its Affiliates. Therefore, from and after the date hereof, each of the

Seller and UGI shall take all steps specifically required by the Agreement or reasonably required by the Administrator to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of UGI and any other Person, and is not a division of UGI, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and UGI shall take such actions as shall be required in order that:
(a)    The Seller will be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to: (i) purchasing or otherwise acquiring from the Originator (or its Affiliates), owning, holding, granting security interests or selling interests in Pool Assets (or other receivables originated by the Originator or its Affiliates, and certain related assets), (ii) entering into agreements for the selling and servicing of the Receivables Pool (or other receivables pools originated by the Originator or its Affiliates), and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;
(b)    The Seller shall not engage in any business or activity, or incur any indebtedness or liability, other than as expressly permitted by the Transaction Documents;
(c)    Not less than one member of the Seller’s Board of Directors (the “Independent Director”) shall be an individual who is not a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate or supplier of UGI or any of its Affiliates. The certificate of incorporation of the Seller shall provide that: (i) the Seller’s Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (ii) such provision cannot be amended without the prior written consent of the Independent Director;
(d)    The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, UGI or any Affiliate thereof;
(e)    Any employee, consultant or agent of the Seller will be compensated from the Seller’s funds for services provided to the Seller. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee;
(f)    The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant hereto. The Seller will not incur any material indirect or overhead expenses for items shared with UGI (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager’s fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that UGI shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;
(g)    The Seller’s operating expenses will not be paid by UGI or any other Affiliate thereof;
(h)    All of the Seller’s business correspondence and other communications shall be conducted in the Seller’s own name and on its own separate stationery;
(i)    The Seller’s books and records will be maintained separately from those of UGI and any other Affiliate thereof;
(j)    All financial statements of UGI or any Affiliate thereof that are consolidated to include Seller will contain detailed notes clearly stating that: (i) a special purpose corporation exists as a Subsidiary of UGI, (ii) the Originator has sold receivables and other related assets to such special purpose Subsidiary that, in turn, has sold undivided interests therein to certain financial institutions and other entities and (iii) that the special purpose Subsidiary’s assets are not available to satisfy the obligations of UGI, the Performance Guarantor or any Affiliate;
(k)    The Seller’s assets will be maintained in a manner that facilitates their identification and segregation from those of UGI or any Affiliate thereof;
(l)    The Seller will strictly observe corporate formalities in its dealings with UGI or any Affiliate thereof, and funds or other assets of the Seller will not be commingled with those of UGI or any Affiliate thereof except as permitted by the Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which UGI or any Affiliate thereof (other than UGI in its capacity of Servicer) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy (other than directors and officers liability and credit insurance policies) with respect to any loss relating to the property of UGI or any Subsidiary or other Affiliate of UGI. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate;
(m)    The Seller will maintain arm’s-length relationships with UGI (and any Affiliate thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller nor UGI will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller and UGI will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity; and

(n)    Neither UGI nor the Performance Guarantor shall pay the salaries of Seller’s employees, if any.

EXHIBIT V
TERMINATION EVENTS
Each of the following shall be a “Termination Event”:
(a)    (i) the Seller, UGI, the Originator or the Servicer (if UGI or any of its Affiliates) shall fail to perform or observe in any material respect any term, covenant or agreement under the Agreement or any other Transaction Document and, except as otherwise provided herein, such failure shall continue for thirty days after knowledge or notice thereof, (ii) the Seller or the Servicer shall fail to make when due any payment or deposit to be made by it under the Agreement and such failure shall continue unremedied for two (2) Business Days or (iii) UGI shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrator shall have been appointed;
(b)    UGI (or any Affiliate thereof) shall fail to transfer to any successor Servicer when required any rights pursuant to the Agreement that UGI (or such Affiliate) then has as Servicer;
(c)    any representation or warranty made or deemed made by the Seller, UGI or the Originator (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document, or any written information or report delivered by the Seller, UGI or the Originator or the Servicer pursuant to the Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any respect when made or deemed made (pursuant to paragraph 2(b) of Exhibit II hereof or with respect to any Information Package) or delivered; provided, however, if the violation of this paragraph (c) by the Seller or the Servicer may be cured without any potential or actual detriment to the Purchaser, the Administrator, or any Program Support Provider, the Seller or the Servicer as applicable shall have 30 days from the earlier of (i) such Person’s knowledge of such failure and (ii) notice to such Person of such failure to cure any such violation, before a Termination Event shall occur so long as such Person is diligently attempting to effect such cure;
(d)    the Seller or the Servicer shall fail to deliver the Information Package pursuant to the Agreement, and such failure shall remain unremedied for two Business Days;
(e)    the Agreement or any purchase or reinvestment pursuant to the Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership or security interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or (ii) cease to create with respect to the Pool Assets, or the interest of the Issuer with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim;
(f)    the Seller, UGI or the Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, UGI, the Performance Guarantor or the Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, UGI, the Performance Guarantor or the Originator shall take any corporate action to authorize any of the actions set forth above in this paragraph;
(g)    (i) the (A) Default Ratio shall exceed 2.25% or (B) Delinquency Ratio shall exceed 10.0% or (ii) the average for three consecutive calendar months of (A) the Default Ratio shall exceed 1.50%, (B) the Delinquency Ratio shall exceed 9.0%, (C) the Dilution Ratio shall exceed 1.75% or (iii) Days’ Sales Outstanding exceeds 45 days;
(h)    a Change in Control shall occur with respect to the Seller, the Originator or UGI,
(i)    at any time (i) the sum of (A) the Capital plus (B) the Total Reserves, exceeds (ii) the sum of (A) the Net Receivables Pool Balance at such time plus (B) the Issuer’s Share of the amount of Collections then on deposit in the Lock-Box Accounts (other than amounts set aside therein representing Discount and fees), and such circumstance shall not have been cured within five (5) Business Days of becoming aware thereof;
(j)    (i) UGI or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $5,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (and shall have not been waived); or (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument (and shall have not been waived), if, in either case: (a) the effect of such non-payment, event or condition is to give the applicable debt holders the right (whether acted upon or not) to accelerate the maturity of such Debt, or (b) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof;
(k)    either: (i) a contribution failure shall occur with respect to any Benefit Plan sufficient to give rise to a lien under Section 302(f) of ERISA, (ii) the Internal Revenue Service shall file a notice of lien asserting a claim or claims pursuant to the Internal Revenue Code with regard to any of the assets of Seller, the Originator or any ERISA Affiliate and such lien shall have been filed and not released within 10 days, or (iii) the Pension Benefit Guaranty Corporation shall, or shall indicate its intention in writing to the Seller, the Originator or any ERISA Affiliate to, either file a notice of lien asserting a claim pursuant to ERISA with regard to any assets of the Seller, the Originator or any ERISA Affiliate or terminate any Benefit Plan subject to Title IV of ERISA that has unfunded benefit liabilities, or any steps shall have been taken to terminate any Benefit Plan subject to Title IV of ERISA that has unfunded benefit liabilities so as to result in any material liability to the Seller or the Originator and such lien shall have been filed and not released within 10 days;
(l)    (i) one or more final and unappealable judgments for the payment of money shall be entered against the Seller or (ii) one or more final and unappealable judgments for the payment of money in an amount in excess of $20,000,000, individually or in the aggregate, shall be entered against the Servicer or the Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for sixty (60) consecutive days without a stay of execution;
(m)    [RESERVED] or
the “Purchase and Sale Termination Date” under and as defined in the Purchase and Sale Agreement shall occur under the Purchase and Sale Agreement or the Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to the Seller under the Purchase and Sale Agreem